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As filed with the Securities and Exchange Commission on April 12, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISHAY INTERTECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3670 (Primary Standard Industrial Classification Code Number)	38-1686453 (I.R.S. Employer Identification Number)
63 Lincoln Highway Malvern, Pennsylvania 19355-2143 (610) 644-1300 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Richard N. Grubb
c/o Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, Pennsylvania 19355-2143
(610) 644-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Abbe L. Dienstag, Esq. Kramer Levin Naftalis & Frankel LLP 919 Third Avenue New York, New York 10022 (212) 715-9100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Proposed Maximum Amount of Registration Fee(3)

Common Stock, par value $0.10 per share	16,962,216	Not Applicable	$198,194,720	$23,327.52

(1)
Represents the estimated maximum number of shares of Vishay common stock issuable upon consummation of the offer and the merger of a subsidiary of Vishay Intertechnology, Inc. with Siliconix incorporated.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended, based on the product of (i) $33.885, the average of the high and low sales prices of Siliconix common stock as reported on the NASDAQ National Market on April 11, 2005, and (ii) 5,849,040, the expected maximum number of shares of Siliconix common stock to be acquired in the offer and the merger.

(3)
0.01177% of the Proposed Maximum Aggregate Offering Price.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS MAY CHANGE. WE MAY NOT COMPLETE THE EXCHANGE OFFER AND SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Offer Of
Vishay TEMIC Semiconductor Acquisition Holdings Corp.
to Exchange
2.90 Shares of Common Stock
of
Vishay Intertechnology, Inc.
for
Each Outstanding Share
of Common Stock
of
Siliconix incorporated

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MAY 12, 2005, UNLESS EXTENDED.

        Vishay Intertechnology, Inc., through its wholly owned subsidiary Vishay TEMIC Semiconductor Acquisition Holdings Corp., hereby offers, upon the terms and subject to the conditions set forth in this document and in the enclosed letter of transmittal, to exchange 2.90 shares of Vishay common stock for each outstanding share of common stock of Siliconix incorporated which is validly tendered and not properly withdrawn on or prior to the expiration date of the offer.

        Vishay, through Vishay TEMIC, currently owns approximately 80.4% of the outstanding shares of Siliconix common stock. This offer is conditioned on the tender of at least a majority of the outstanding Siliconix shares that Vishay does not already own. We will not waive this condition in the offer.

        Our obligation to exchange shares of Vishay common stock for shares of Siliconix common stock is also subject to the other conditions listed under "Conditions of the Offer."

        If this offer is consummated, we will own more than 90% of the outstanding common stock of Siliconix. As soon as possible after consummation of the offer, we will effect a short-form merger of Siliconix with a subsidiary of Vishay. If such a merger takes place and you have not validly tendered your shares of Siliconix common stock in the offer, your shares will be exchanged for the same consideration per Siliconix share you own that you would have received, without interest, if you had tendered your shares in the offer, unless you properly perfect your appraisal rights under Delaware law. See "Purpose of the Offer; The Merger; Appraisal Rights."

        See "Risk Factors" beginning on page 9 for a discussion of issues that you should consider with respect to the offer and the merger.

        Vishay's common stock is listed on the New York Stock Exchange under the symbol "VSH." Siliconix's common stock is quoted on the NASDAQ National Market under the symbol "SILI."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Vishay common stock to be issued in the offer and the merger or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2005.

        This document incorporates important business and financial information about Vishay and Siliconix from documents filed with the SEC that have not been included in or delivered with this document. This information is available at a web site maintained by the SEC at www.sec.gov, as well as from other sources. See "Where You Can Find More Information" beginning on page 61.

        You also may request copies of these documents from us, without charge, upon written or oral request to our information agent, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, collect at (212) 929-5500 or toll-free at (800) 322-2885. To obtain timely delivery of copies of these documents, you should request them no later than five business days prior to the expiration date of this offer. Unless the offer is extended, the latest you should request copies of these documents is May 5, 2005.

        We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

COMPARISON OF RIGHTS OF HOLDERS OF SILICONIX COMMON STOCK AND HOLDERS OF VISHAY COMMON STOCK	55
WHERE YOU CAN FIND MORE INFORMATION	61
LEGAL MATTERS	62
EXPERTS	62
MISCELLANEOUS	62
ANNEX A Certain Information Concerning the Directors and Executive Officers of Vishay	A-1
ANNEX B Certain Information Concerning the Directors and Executive Officers of Vishay TEMIC Semiconductor Acquisition Holdings Corp.	B-1
ANNEX C SECTION 262 OF GENERAL CORPORATION LAW OF THE STATE OF DELAWARE	C-1

QUESTIONS AND ANSWERS ABOUT THE OFFER

Q.
Why is Vishay making this offer?

A.
Vishay, through Vishay TEMIC, currently owns approximately 80.4% of the outstanding Siliconix common stock. Our purpose in making the offer is to acquire all of the Siliconix shares that we do not already own. Our offer is conditioned on there being tendered a majority of the publicly held Siliconix shares. If that condition is satisfied and if the offer is consummated, we will own more than 90% of the Siliconix shares. As soon as practicable after the conclusion of the offer, we will effect a short-form merger of Siliconix with a subsidiary of Vishay, with the surviving company being a wholly owned subsidiary of Vishay.

Q.
What will I receive in exchange for my Siliconix shares in the offer?

A.
You will be entitled to receive 2.90 shares of Vishay common stock in exchange for each share of Siliconix common stock that you validly tender in the offer. No fractional shares of Vishay common stock will be issued in the offer. Instead, any stockholder entitled to receive a fraction of a Vishay share will get cash in an amount equal to the fraction multiplied by the closing price of a Vishay share on the NYSE on the day the offer expires.

Q.
If I decide not to tender, how will the offer affect my Siliconix shares?

A.
If you decide not to tender your shares in the offer, the offer is consummated and the short-form merger takes place, you will receive in the merger the same consideration per Siliconix share you own that you would have received, without interest, if you had tendered your shares in the offer. We would only not effect the short-form merger if prevented from doing so by a court. See "Purpose of the Offer; The Merger; Appraisal Rights" beginning on page 43.

Q.
How long will it take to complete the offer and the merger?

A.
We hope to complete the offer following its scheduled expiration on May 12, 2005. However, we may extend the offer if the conditions to the offer have not been satisfied at the scheduled expiration date or if we are required to extend by the rules of the SEC. We intend to complete the merger shortly after the consummation of the offer.

Q.
How do I participate in the offer?

A.
To tender your shares, you should do the following:

•
If you hold shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to American Stock Transfer and Trust Company, the exchange agent for the offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the offer.

•
If you hold your shares in "street name" through a broker or other nominee, instruct your nominee to tender your shares before the expiration date.

        If you are unable to tender your shares before the expiration date of the offer, you may comply with the guaranteed delivery procedures set forth in "Guaranteed Delivery" beginning on page 41. For more information on the timing of the offer, extensions of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offer" beginning on page 36.

Q.
Will I have to pay any fees or commissions?

A.
If you are the record owner of your Siliconix shares and you tender your shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or other nominee to determine whether any charges will apply.

Q.
Do the statements on the cover page that this prospectus may change and the registration statement filed with the SEC is not yet effective mean that the offer has not commenced?
A.
No. Effectiveness of the registration statement is not necessary for the offer to commence. SEC rules permit exchange offers to begin before the related registration statement has become effective, and we are taking advantage of that rule. However, we cannot accept for exchange any shares tendered in the offer until the registration statement is declared effective by the SEC and the other conditions to our offer have been satisfied or, where permissible, waived.

Q.
Where can I find out more information about Vishay and Siliconix?

A.
You can find out information about Vishay and Siliconix from various sources described under "Where You Can Find More Information" beginning on page 61.

Q.
Who can I call with questions about the offer?

A.
You can contact our information agent, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, collect at (212) 929-5500 or toll-free at (800) 322-2885.

SUMMARY

        This summary highlights selected information from this document and does not contain all of the information that is important to you. To better understand the offer and the short-form merger and for a more complete description of the legal terms of the offer and the merger, you should read carefully this entire document and the documents to which you have been referred. See "Where You Can Find More Information" beginning on page 61.

Introduction

        We propose to acquire all the shares of common stock of Siliconix that we do not own. Currently, Vishay owns approximately 80.4% of Siliconix's outstanding shares. We are offering to exchange 2.90 shares of Vishay common stock for each outstanding share of Siliconix common stock validly tendered and not properly withdrawn in the offer. We will not accept any Siliconix shares for exchange in the offer unless the shares tendered constitute at least a majority of the publicly held shares. There are also other conditions to the offer.

        We will merge Siliconix with a wholly owned subsidiary of Vishay promptly after the consummation of the offer, by way of a short-form merger under Delaware law. Each share of Siliconix common stock which has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same consideration per Siliconix share as is exchanged in the offer.

        Vishay management believes that combining the businesses and operations of Vishay and Siliconix would result in operational efficiencies and cost savings that Vishay believes could not be achieved by Siliconix on a standalone basis. As stockholders of Vishay, former Siliconix stockholders would have an ownership interest in a larger and more diversified company than Siliconix and which is actively covered by a number of members of the analyst community.

        The offer is being made by Vishay's direct wholly owned subsidiary, Vishay TEMIC Semiconductor Acquisition Holdings Corp. Although Vishay TEMIC is making the offer, when we discuss the offer and the subsequent merger, we generally use the terms "Vishay," "we," "us" and "our" to collectively refer to Vishay Intertechnology, Inc. and its subsidiaries, including Vishay TEMIC. The shares that you will receive if you tender in the offer or receive shares in the subsequent merger will be shares of Vishay Intertechnology, Inc. common stock.

Information About Vishay and Siliconix

Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, Pennsylvania 19355-2143
(610) 644-1300

        Vishay, a Fortune 1,000 Company listed on the New York Stock Exchange, is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics) and selected integrated circuits (ICs), and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 25,000 people. See Annex A for certain information regarding the directors and executive officers of Vishay.

        Vishay reviews acquisition opportunities in the ordinary course of business, some of which may be material and some of which are currently under investigation. There can be no assurance that any of such acquisitions will be consummated.

Siliconix incorporated
2201 Laurelwood Road
Santa Clara, California 95054
(908) 988-8000

        Siliconix is a leading manufacturer of power MOSFETs, power ICs, analog switches, and multiplexers for computers, cell phones, fixed communications networks, automobiles, and other consumer and industrial electronic systems.

The Offer (Page 36)

Exchange of Siliconix Shares; Delivery of Vishay Common Stock

        Upon the terms and subject to the conditions of the offer, we will accept for exchange, and will exchange, Siliconix shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date of our offer.

Timing of the Offer

        The offer is scheduled to expire at 5:00 p.m., New York City time, on May 12, 2005.

Extension, Termination and Amendment

        We reserve the right, in our sole discretion, at any time or from time to time to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We are not making any assurance that we will exercise our right to extend our offer, although we currently intend to do so until all conditions have been satisfied or, where permissible, waived. During any such extension, all Siliconix shares previously tendered and not withdrawn will remain subject to the offer, subject to your right to withdraw your Siliconix shares prior to the expiration date of the offer.

        We reserve the right to increase or decrease the exchange ratio or to make any other changes in the terms and conditions of the offer. However, in no event will we consummate the offer unless the registration statement of which this prospectus forms a part has been declared effective, the Vishay shares issuable in the offer have been listed on the NYSE and at least a majority of the publicly held shares of Siliconix have been validly tendered for exchange and not properly withdrawn.

        Any increase or decrease in the exchange ratio or extension, termination, other amendment or delay of the offer will be made by giving written or oral notice to the exchange agent. We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d) and 14d-6(d) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to Businesswire, PR Newswire or similar news service.

Conditions to the Offer

        The offer is subject to several conditions, including:

  •
  at least a majority of the outstanding Siliconix common stock not held by Vishay or its subsidiaries having been validly tendered and not properly withdrawn;

  •
  the registration statement of which this prospectus is a part having been declared effective by the SEC;

  •
  the shares of Vishay common stock to be issued in the offer having been approved for listing on the NYSE;

  •
  the absence of certain legal impediments to the offer or the merger;

  •
  the absence of certain litigation or other legal action by or before any court or governmental authority;

  •
  there shall have not been in the United States a general suspension of trading of securities or a bank moratorium; and

  •
  Siliconix shall not have filed for bankruptcy.

The minimum condition, the registration statement effectiveness condition and the listing condition will not be waived in this offer. These conditions and other conditions to the offer are discussed in this prospectus under "Conditions of the Offer" beginning on page 46.

Withdrawal Rights

        Siliconix shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date of the offer.

Appraisal Rights

        Under Delaware law, you will not have any appraisal rights in connection with the offer. However, appraisal rights are available in connection with the short-form merger. For a detailed discussion of these appraisal rights, see "Purpose of the Offer; The Merger; Appraisal Rights" beginning on page 43.

Ownership of Vishay Common Stock

        Immediately after consummation of the offer and the merger, we anticipate that the former public stockholders of Siliconix will hold approximately 9.3% of the outstanding shares of Vishay, including for this purpose Vishay's Class B common stock. This assumes 151,434,805 shares of Vishay common stock and 14,679,440 shares of Vishay Class B common stock outstanding before giving effect to the consummation of the offer and the merger, that approximately 16,962,216 shares of Vishay common stock will be issued in the offer and the merger and that no stockholders exercise appraisal rights.

        The holders of Vishay common stock are entitled to one vote for each share held, while the holders of Class B common stock are entitled to 10 votes for each share held. The former public stockholders of Siliconix, who are receiving common stock, will hold approximately 5.4% of the outstanding voting power of Vishay immediately following the offer and the merger. See "Risk Factors—The holders of Class B common stock have effective voting control of Vishay" on page 16.

Siliconix Restricted Common Stock

        Prior to Siliconix's bankruptcy reorganization in 1990, the Siliconix board of directors authorized the sale of restricted common stock to certain key employees and directors for initial payments below market values. No shares of Siliconix restricted common stock have been issued under this plan since

1990. On April 11, 2005, there were 160,966 shares of Siliconix restricted common stock outstanding. Among Siliconix's rights related to these restricted shares, Siliconix is entitled to receive $1.02 per share upon exchange of these restricted shares pursuant to the offer or the subsequent short-form merger. Holders of Siliconix restricted common stock who tender their shares in the offer may elect to either remit a cash payment to Siliconix or request the exchange agent to withhold the number of shares of Vishay common stock equivalent to $1.02 per share of Siliconix restricted common stock, determined using the closing price of Vishay common stock as reported on the NYSE on the expiration date of the offer. See "Siliconix Restricted Common Stock" on page 38 for a more detailed discussion of the effects of tendering Siliconix restricted common stock.

Accounting Treatment

        The merger will be accounted for at historical costs, with the exception of the Siliconix minority interest acquired in the offer. The Siliconix minority interest acquired will be accounted for under the purchase method of accounting in accordance with United States generally accepted accounting principles. Accordingly, the cost to acquire the Siliconix minority interest in excess of its carrying value will be allocated on a pro rata basis to the assets acquired and liabilities assumed based on their fair values, with any excess being allocated to goodwill. The goodwill recorded will not be amortized, but will be tested at least annually for impairment.

Tax Treatment

        We believe that the offer and the merger will qualify as a reorganization for United States federal income tax purposes under which you would generally not recognize gain or loss upon the receipt of shares of Vishay common stock in exchange for your shares of Siliconix common stock, other than any gain or loss recognized on the receipt of cash instead of fractional shares. However, there is no specific condition to the offer with respect to the tax-free treatment of the offer and the merger. See "The Offer—Material U.S. Federal Income Tax Consequences" beginning on page 42. The tax consequences to you will depend on the facts and circumstances of your own situation. Please consult your tax advisor for a full understanding of the tax consequences to you.

Regulatory Approvals

        Except as set forth herein, we are not aware of any license or regulatory permit that appear to be material to the business of Siliconix and its subsidiaries, taken as a whole, that might be materially adversely affected by our acquisition of Siliconix shares, or of any filing, approval or other action by or with any governmental entity or administrative or regulatory agency that would be required for our acquisition or ownership of Siliconix shares. Should any such approval or other action be required, we presently contemplate that such approval or other action will be sought. We intend to make all required filings under the Exchange Act. We are unaware of any requirement for the filing of information with, or the obtaining of the approval or consent of, governmental authorities in any non-U.S. jurisdiction that is applicable to the merger.

Certain Litigation (Page 30)

        In January 2005, an amended class action complaint was filed on behalf of all non-Vishay stockholders of Siliconix against Vishay, Ernst & Young LLP (independent registered public accounting firm that audits the consolidated financial statements of both Vishay and Siliconix), Dr. Felix Zandman, Chairman and Chief Technical and Business Development Officer of Vishay, and Siliconix. The suit alleges generally that Vishay has used for its benefit various assets and rights of Siliconix or otherwise taken assets of Siliconix without fair compensation.

        A number of class action lawsuits were filed in March 2005 in Delaware and California after Vishay announced its proposal to acquire the publicly held shares of Siliconix. These lawsuits alleged, among other things, a breach of fiduciary duty by Vishay, Siliconix and members of the board of directors of Siliconix. See "Certain Litigation" on page 30 for a more detailed discussion of these lawsuits. It is a condition to the offer that there be no litigation relating to the offer or the merger at the time shares are accepted for exchange, but we can waive this condition.

Siliconix Special Committee

        Vishay owns approximately 80.4% of Siliconix's outstanding common stock. The chairman of Siliconix's five member board is an employee of Vishay who owns shares and options to purchase shares of Vishay, and the chairman of the audit committee of the Siliconix board is a member of the Vishay board and the chairman of its audit committee and owns shares of Vishay. King Owyang, Siliconix's president and chief executive officer, holds options to purchase shares of Vishay common stock. Because of these significant conflicts of interest, after the board of directors of Siliconix was advised that Vishay had an interest in acquiring the shares of Siliconix that it did not already own, the Siliconix board established a special committee consisting of directors who were not then affiliated with Siliconix or Vishay, other than as Siliconix directors, and who held no management positions with Siliconix. The special committee retained its own counsel and investment advisor and was authorized to consider and evaluate the proposal and to make a recommendation to the Siliconix stockholders. See "Background of the Offer" beginning on page 26.

        You should be aware that one member of the special committee has had prior business relationships with Vishay and, with his wife, has held 2,014 shares of Vishay in a retirement account for over ten years. Also, the other member of the committee held an executive position with the semiconductor division of TEMIC Telefunken Microelectronic GmbH prior to the time that Vishay acquired its controlling interest in Vishay TEMIC and Siliconix. To find out more information about the conflicts of interest that exist between Vishay, the Siliconix board of directors and the special committee, please refer to "Interests of Certain Persons" on page 54.

Position of the Board of Directors of Siliconix (Page 32)

        The Siliconix board of directors is required under the rules of the SEC, to either make a recommendation, or state that it is neutral or is unable to take a position with respect to the offer, and file with the SEC a solicitation/recommendation statement on Schedule 14D-9 describing its position, if any, and certain related information, no later than ten business days from the date this offer is first published, sent or given to holders of Siliconix common stock. Siliconix has not publicly disclosed whether the special committee will make a recommendation.

        Siliconix's Schedule 14D-9, and any amendments thereto, will contain important information that the Siliconix special committee believes is necessary for stockholders to make a decision with respect to the exchange offer. We urge all Siliconix stockholders to review and consider these documents when they become available.

Risk Factors (Page 9)

        In deciding whether to tender your shares pursuant to the offer, you should read carefully this prospectus and the documents to which we refer you. You should carefully take into account the following risk factors:

  •
  the market value of Vishay common stock at the time you tender may be different than at the time you receive your Vishay shares in the offer and the merger; the exchange ratio for the offer will not be adjusted based upon changes in the market price of Vishay stock;

  •
  the price of Vishay common stock could depend upon factors different than those affecting the price of Siliconix common stock; the price of Vishay common stock could decline following the offer;

  •
  there are risks associated with integrating Siliconix into Vishay, including the risk that the anticipated benefits of the business combination may not be fully realized; and

  •
  there are general risks associated with Vishay's business, including competition, its ability to respond to technological change and the variable climate of the electronic component industry which often affects the businesses of Vishay and Siliconix differently.

        See "Risk Factors" beginning on page 9 for a more complete discussion of these and other risk factors.

Other Factors to Consider Before Tendering Your Shares (Page 33)

        In addition to the risk factors, there are a variety of other factors that you should consider in determining whether to tender your shares in the offer. Among these are the anticipated competitive advantages that a fully combined entity could have and the larger trading volume and analyst coverage of the Vishay common stock over the Siliconix common stock. You should also consider Siliconix's positive historical business performance, its historical stock price in relation to its earnings and Siliconix's other business strengths and innovative traditions from which you will benefit only indirectly as a stockholder of Vishay. See "Other Factors to Consider Before Tendering Your Shares" on page 33 and "Relationships with Siliconix" on page 49.

        Shares of Siliconix accepted in the offer will be exchanged for shares of Vishay common stock and therefore you should also consider Vishay's business, prospects and financial condition before you decide whether to tender your shares in the offer. In considering our business, prospects and financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about Vishay. See "Where You Can Find More Information" beginning on page 61.

RISK FACTORS

        In deciding whether to tender your shares pursuant to the offer, you should read carefully this prospectus and the documents to which we refer you. You should also carefully consider the following factors:

Risks Related to the Offer and the Merger

The number of Vishay shares that you receive in the offer will be based upon a fixed exchange ratio. The value of the Vishay shares at the time you receive them could be less than at the time you tender your Siliconix shares.

        In the offer, each Siliconix share will be exchanged for 2.90 Vishay shares. This is a fixed exchange ratio. The offer does not provide for an adjustment in the exchange ratio even if there is a decrease in the market price of the Vishay common stock between the date of this prospectus and the expiration date of the offer. The market price of the Vishay common stock will likely be different on the date of the expiration of the offer than it is today because of changes in the business, operations or prospects of Vishay, market reactions to this offer, general market and economic conditions and other factors. Tendering stockholders of Siliconix are urged to obtain current market quotations for the Vishay common stock and the Siliconix common stock. See "Conditions of the Offer" beginning on page 46 and "Comparative Per Share Information" on page 22.

Benefits of the combination may not be realized.

        If we consummate the offer and the subsequent short-form merger, we will consolidate business functions, integrate departments, systems and procedures, and may relocate staff. These activities may present management challenges. We may not be able to fully integrate the operations of Siliconix with our operations without encountering difficulties. The integration may not be completed as rapidly as we expect or achieve anticipated benefits. Also, management's attention may be diverted by the integration effort, which could adversely affect the combined company's businesses.

We may incur integration and restructuring costs.

        If the offer and the merger are consummated, we may incur significant charges as a result of integrating operations. These costs may include severance and related employee benefit costs and other restructuring costs among others.

The trading price of Vishay common stock may be affected by factors different from those affecting the price of Siliconix common stock. The price of Vishay common stock could decline following the offer.

        Upon consummation of the offer and the merger, holders of Siliconix common stock will become holders of Vishay common stock. Vishay's business differs from that of Siliconix, and Vishay's results of operations and business, as well as the trading price of Vishay common stock, may be affected by factors different from those affecting Siliconix's results of operations and business and the price of Siliconix common stock. The price of Vishay common stock may decrease after shares are accepted for exchange in the offer or after the merger is consummated.

Officers and directors of Siliconix have potential conflicts of interest in the offer.

        Under the SEC rules, Siliconix will be required to file with the SEC and disseminate to Siliconix stockholders its response to Vishay's offer not later than ten business days from the commencement date of the offer. In evaluating the Siliconix recommendation, you should be aware that there exist conflicts of interest among members of the Siliconix board. Vishay owns approximately 80.4% of the outstanding Siliconix stock. The chairman of Siliconix's five member board is an employee of Vishay who owns shares and options to purchase shares of Vishay, and the chairman of the audit committee of the Siliconix board is a member of the Vishay board and the chairman of its audit committee and owns shares of Vishay. King Owyang, president and chief executive officer of Siliconix, holds options to purchase shares of Vishay common stock. Because of the significant conflicts of interest, the board of Siliconix designated a special committee of its directors to consider, evaluate and make a recommendation concerning Vishay's proposal to acquire all of Siliconix. Members of the special committee have no present relationships with Vishay. However, one of them had significant ties to Vishay in the past and, with his wife, owns 2,014 shares of Vishay. The other member was an officer of TEMIC Telefunken Microelectronic GmbH prior to its acquisition by Vishay. See "Interests of Certain Persons" on page 54.

Siliconix, its board of directors, and the special committee of its board, have not agreed to the price or terms of the offer or the subsequent merger.

        During the period March 3, 2005, when we announced our intent to initiate the offer, through April 11, 2005, Vishay had various discussions with the Siliconix board of directors, the special committee of Siliconix directors that was formed to evaluate the proposed tender offer, and the special committee's advisors.

        The Siliconix board is required under the rules of the SEC, to either make a recommendation, or state that it is neutral or is unable to take a position with respect to the offer, and file with the SEC a solicitation/recommendation statement on Schedule 14D-9 describing its position, if any, and certain related information, no later than ten business days from the date the offer is first published, sent or given to holders of Siliconix common stock.

Litigation Related Risks

There could be substantial value in the currently pending litigation against Vishay on behalf of Siliconix stockholders, but that value, if any, is difficult to assess.

        Vishay has been sued for allegedly taking for itself various assets and opportunities of Siliconix without any or adequate compensation. Specifically, the complaint alleges the purported taking by Vishay of Siliconix sales subsidiaries and the profits of those subsidiaries; the purported taking by Vishay of Siliconix's SAP software system without compensation to Siliconix; the alleged use by Vishay of Siliconix's assets as security for Vishay loans without compensation to Siliconix; the purported misappropriation by Vishay of Siliconix's identity; the alleged taking by Vishay of Siliconix testing equipment; the alleged use by Vishay of Siliconix to save Vishay certain credits made available by an Israeli business development agency; the alleged misuse by Vishay of Siliconix's patents to help Vishay acquire General Semiconductor, an indirect wholly owned subsidiary of Vishay; and the alleged improper identification of Dr. Felix Zandman, Vishay's chairman of the board and former chief executive officer, as a co-inventor on certain Siliconix patents. The action seeks injunctive relief and unspecified damages. Except with respect to the motions set forth under "Certain Litigation" below, Vishay has not yet responded to the complaint, but intends to deny all allegations of wrongdoing.

        The plaintiff purports to allege both derivative claims on behalf of Siliconix, on which any recovery would inure directly to the benefit of Siliconix and indirectly to its stockholders, and class action claims, on which any recovery would inure directly to Siliconix stockholders who were members of the class. If the plaintiff were to prevail in the case, Vishay could be forced to pay substantial damages, either to Siliconix or directly to the stockholders of Siliconix.

        Because the litigation is in its very early stages, the plaintiff has not had an opportunity to take discovery. An actual trial on the merits of the case would not likely occur in the near term. Accordingly, Siliconix stockholders may not have the ability to assess the value, if any, of the claims made in the litigation, and, if there is value in the claims, whether the value is adequately reflected in the consideration for Siliconix stock currently offered by Vishay.

If Vishay is successful in consummating the offer and the merger, any value in the pending litigation may be lost to the public stockholders of Siliconix.

        If the offer and merger are successfully consummated, Vishay will own 100% of the outstanding equity of Siliconix. In that circumstance, any derivative claims asserted in the pending litigation on behalf of Siliconix, even if successful, may inure solely to the benefit of Vishay. Recovery on the purported class action claims might also be denied to Siliconix stockholders, either because Vishay is successful in having those claims dismissed or they are otherwise mooted as a result of the merger. Thus, the offer and merger may deprive stockholders of any value in the pending litigation.

Risks Related to Vishay's Business Generally

Vishay's business is cyclical and the recent decline in demand in the electronic component industry may resume and may become more pronounced.

        From 2001 to 2003, Vishay and others in the electronic and semiconductor component industry experienced a decline in product demand on a global basis, resulting in order cancellations and deferrals, lower average selling prices, and a material and adverse impact on Vishay's results of operations. This decline was primarily attributable to a slowing of growth in the personal computer and cellular telephone product markets. Vishay and others in the industry saw indications of improvements in the economy and the electronic and semiconductor component industry in the first half of 2004, followed by a downtrend in the second half of the year. While Vishay is anticipating that there will be an improved business climate in 2005, improvements in the economy and the electronic and semiconductor component industry may not materialize. The slowdown may resume and may become more pronounced. A slowdown in demand, as well as recessionary trends in the global economy, make it more difficult for Vishay to predict its future sales and manage its operations, and could adversely impact Vishay's results of operations.

Vishay has incurred and may continue to incur restructuring costs and associated asset write-downs.

        To remain competitive, particularly when business conditions are difficult, Vishay attempts to reduce its cost structure through restructuring activities. This includes acquisition-related restructuring, where Vishay attempts to streamline the operations of companies it acquires and achieve synergies between Vishay's acquisitions and its existing businesses. It also includes restructuring Vishay's existing businesses, where Vishay seeks to eliminate redundant facilities and staff positions and move operations, where possible, to jurisdictions with lower labor costs. Vishay recorded restructuring and severance costs, plus related asset write-downs, in each of 2001, 2002, 2003, and 2004 and expects to incur such expenses during 2005.

In the past Vishay has grown through acquisitions but this may not continue.

        Vishay's long-term historical growth in revenues and net earnings has resulted in large part from Vishay's strategy of expansion through acquisitions. Vishay cannot assure you, however, that it will identify or successfully complete transactions with suitable acquisition candidates in the future. Vishay also cannot assure you that acquisitions that it completes in the future will be successful. If an acquired business fails to operate as anticipated or cannot be successfully integrated with Vishay's other businesses, Vishay's results of operations, enterprise value, market value and prospects could all be materially and adversely affected.

Vishay's debt levels have increased, which could adversely affect the perception in the financial markets of Vishay's financial condition.

        Vishay's outstanding debt increased from approximately $141 million at the end of 2000 to approximately $752 million at the end of 2004. While Vishay's debt levels decreased in 2004, the market place could react negatively to Vishay's current debt levels which in turn could affect Vishay's share price and also make it more difficult for Vishay to obtain financing in the future.

To remain successful, Vishay must continue to innovate.

        Vishay's future operating results are dependent on its ability to continually develop, introduce and market new and innovative products, to modify existing products, to respond to technological change and to customize certain products to meet customer requirements. There are numerous risks inherent in this process, including the risks that Vishay will be unable to anticipate the direction of technological change or that Vishay will be unable to develop and market new products and applications in a timely fashion to satisfy customer demands. If this occurs, Vishay could lose customers and experience adverse effects on Vishay's financial condition and results of operations.

Vishay's ability to compete effectively with other companies depends, in part, on Vishay's ability to maintain the proprietary nature of Vishay's technology.

        Protection of intellectual property often involves complex legal and factual issues. Vishay will be able to protect its proprietary rights from unauthorized use by third parties only to the extent that Vishay's proprietary technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets. Vishay has applied, and will continue to apply, for patents covering Vishay's technologies and products, as it deems appropriate. However, Vishay's applications may not result in issued patents. Also, Vishay's existing patents and any future patents may not be sufficiently broad to prevent others from practicing Vishay's technologies or from developing competing products. Others may independently develop similar or alternative technologies, design around Vishay's patented technologies or may challenge or seek to invalidate Vishay's patents.

        The electronic components industry, particularly the discrete semiconductor sector, is characterized by litigation regarding patent and other intellectual property rights. Vishay and its subsidiaries, including Siliconix, have on occasion been notified that they may be infringing patent and other intellectual property rights of others. In addition, customers purchasing components from Vishay have rights to indemnification under certain circumstances if such components violate the intellectual property rights of others. Further, Vishay has observed that in the current electronic components industry business environment, companies have become more aggressive in asserting and defending patent claims against competitors. Vishay will continue to vigorously defend their intellectual property rights, and may become party to disputes regarding patent licensing and cross patent licensing. Although licenses are generally offered in such situations and Vishay has successfully resolved these situations in the past, there can be no assurance that Vishay will not be subject to future litigation alleging intellectual property rights infringement, or that Vishay will be able to obtain licenses on acceptable terms. An unfavorable outcome regarding one of these matters could have a material adverse effect on Vishay's business and operating results.

Vishay has begun to invest in start-ups but Vishay's investments may not prove successful.

        Vishay believes that investment in new technologies that are related to Vishay's core businesses is important to position Vishay for the future. Accordingly, Vishay has begun a program of investing in technology start-up enterprises, in which Vishay may acquire a controlling or non-controlling interest but whose technology would be available to be commercialized by Vishay. An example is Vishay's recent acquisition of all of the assets of RFWaves, Ltd. There are numerous risks in investments of this nature including the limited operating history of such start-up entities, their need for capital and their limited or absence of production experience, as well as the risk that their technologies may prove ineffective or fail to gain acceptance in the market place. There can be no assurance, therefore, that Vishay's investments in start-up enterprises will prove successful.

Future acquisitions could require Vishay to issue additional indebtedness or equity.

        If Vishay were to undertake a substantial acquisition for cash, the acquisition would likely need to be financed in part through bank borrowings or the issuance of public or private debt. This acquisition financing would likely decrease Vishay's ratio of earnings to fixed charges and adversely affect other leverage criteria. Under Vishay's existing credit facility, Vishay is required to obtain the lenders' consent for certain additional debt financing and to comply with other covenants including the application of specific financial ratios. Vishay is also restricted from paying cash dividends on Vishay's capital stock. Vishay cannot assure you that the necessary acquisition financing would be available to Vishay on acceptable terms when required. If Vishay were to undertake an acquisition for equity, the acquisition may have a dilutive effect on the interests of the holders of Vishay's common stock.

Vishay's results are sensitive to raw material availability, quality and cost.

        Many of Vishay's products require the use of raw materials that are produced in only a limited number of regions around the world or are available from only a limited number of suppliers. Vishay's results of operations may be materially and adversely affected if Vishay has difficulty obtaining these raw materials, the quality of available raw materials deteriorates or there are significant price increases for these raw materials. For example, the prices for tantalum and palladium, two raw materials that are used in Vishay's capacitors, are subject to fluctuation. For periods in which the prices of these raw materials are rising, Vishay may be unable to pass on the increased cost to its customers which would result in decreased margins for the products in which they are used. For periods in which the prices are declining, Vishay may be required to write down its inventory carrying cost of these raw materials, since Vishay records its inventory at the lower of cost or market. Depending on the extent of the difference between market price and Vishay's carrying cost, this write-down could have a material adverse effect on Vishay's net earnings. Vishay recorded substantial write-downs of tantalum and palladium in the economic downturn from 2001 to 2003, and recorded more modest write-downs in 2004.

        From time to time there have been short-term market shortages of raw materials. While these shortages have not historically adversely affected Vishay's ability to increase production of products containing tantalum and palladium, they have historically resulted in higher raw material costs for Vishay. Vishay cannot assure you that any of these market shortages in the future would not adversely affect its ability to increase production, particularly during periods of growing demand for its products.

Vishay's backlog is subject to customer cancellation.

        As of December 31, 2004, Vishay's backlog was $439.9 million. Many of the orders that comprise Vishay's backlog may be canceled by Vishay's customers without penalty. Vishay's customers may on occasion double and triple order components from multiple sources to ensure timely delivery when backlog is particularly long. They often cancel orders when business is weak and inventories are excessive, a situation that Vishay has experienced during periods of economic slowdown. Therefore, Vishay cannot be certain that the amount of its backlog does not exceed the level of orders that will ultimately be delivered. Vishay's results of operations could be adversely impacted if customers cancel a material portion of orders in Vishay's backlog.

Vishay faces intense competition in its business, and Vishay markets its products to an increasingly concentrated group of customers.

        Vishay's business is highly competitive worldwide, with low transportation costs and few import barriers. Vishay competes principally on the basis of product quality and reliability, availability, customer service, technological innovation, timely delivery and price. The electronics components industry has become increasingly concentrated and globalized in recent years and Vishay's major competitors, some of which are larger than Vishay, have significant financial resources and technological capabilities.

        Vishay's customers have become increasingly concentrated in recent years, and as a result, their buying power has increased and they have had greater ability to negotiate favorable pricing. This trend has adversely affected Vishay's average selling prices, particularly for commodity components.

Vishay may not have adequate facilities to satisfy future increases in demand for its products.

        Vishay's business is cyclical and in periods of a rising economy, Vishay may experience intense demand for its products. During such periods, Vishay may have difficulty expanding its manufacturing to satisfy demand. Factors which could limit such expansion include delays in procurement of manufacturing equipment, shortages of skilled personnel and capacity constraints at Vishay's facilities. If Vishay is unable to meet its customers' requirements and its competitors sufficiently expand production, Vishay could lose customers and/or market share. This loss could have an adverse effect on Vishay's financial condition and results of operations.

Future changes in Vishay's environmental liability and compliance obligations may harm Vishay's ability to operate or may increase costs.

        Vishay's manufacturing operations, products and/or product packaging are subject to environmental laws and regulations governing air emissions, wastewater discharges, the handling, disposal and remediation of hazardous substances, wastes and certain chemicals used or generated in Vishay's manufacturing processes, employee health and safety labeling or other notifications with respect to the content or other aspects of Vishay's processes, products or packaging, restrictions on the use of certain materials in or on design aspects of Vishay's products or product packaging and responsibility for disposal of products or product packaging. Vishay establishes reserves for specifically identified potential environmental liabilities which Vishay believes are adequate. Nevertheless, Vishay often unavoidably inherits certain pre-existing environmental liabilities, generally based on successor liability doctrines. Although Vishay has never been involved in any environmental matter that has had a material adverse impact on Vishay's overall operations, there can be no assurance that in connection with any past or future acquisition Vishay will not be obligated to address environmental matters that could have a material adverse impact on its operations. In addition, more stringent environmental regulations may be enacted in the future, and Vishay cannot presently determine the modifications, if any, in its operations that any such future regulations might require, or the cost of compliance with these regulations. In order to resolve liabilities at various sites, Vishay has entered into various administrative orders and consent decrees, some of which may be, under certain conditions, reopened or subject to renegotiations.

Vishay's products may experience a reduction in product classification levels under various military specifications.

        Vishay has qualified certain of its products under various military specifications, approved and monitored by the United States Defense Electronic Supply Center, and under certain European military specifications. These products are assigned certain classification levels. In order to maintain the classification level of a product, Vishay must continuously perform tests on the product and the results of these tests must be reported to governmental agencies. If any of Vishay's products fails to meet the requirements of the applicable classification level, that product's classification may be reduced to a lower level. A decrease in the classification level for any of Vishay's products with a military application could have an adverse impact on the net sales and earnings attributable to that product.

Vishay's future success is substantially dependent on its ability to attract and retain highly qualified technical, managerial, marketing, finance and administrative personnel.

        Rapid changes in technologies, frequent new product introductions, and declining average selling prices over product life cycles require Vishay to attract and retain highly qualified personnel to develop technological innovations and bring them to market on a timely basis. Vishay's complex operations also require it to attract and retain highly qualified administrative personnel in functions such as legal, tax, accounting, financial reporting, auditing, and treasury. The market for personnel with such qualifications is highly competitive. While Vishay has employment agreements with five of its executives, it has not entered into employment agreements with all of its key personnel.

        Management's assessment of Vishay's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, identified a material weakness regarding the adequacy of its finance organization. In making its assessment, Vishay's management evaluated the structure and effectiveness of Vishay's worldwide finance organization and the design and operating effectiveness of controls surrounding the financial statement close processes. Management determined that certain of Vishay's operating locations have insufficient staffing of the accounting and financial reporting function. This inadequate level of staffing results in certain accounting processes not being performed on a timely basis. These issues, when combined with an inadequate level of finance staffing at Vishay's corporate headquarters, reduce the effectiveness of the corporate finance staff in its monitoring and evaluation of the financial position and operating results of Vishay, increasing the risk of a financial statement misstatement.

        The loss of the services of or the failure to effectively recruit qualified personnel could have a material adverse effect on Vishay's business.

Factors relating to Vishay's operations outside the United States

Vishay obtains substantial benefits by operating in Israel, but these benefits may not continue.

        Vishay has increased its operations in Israel over the past several years. The low tax rates in Israel applicable to earnings of Vishay's operations in that country, compared to the rates in the United States, have had the general effect of increasing Vishay's net earnings, although this was not the case during 2002, 2003, and 2004 due to losses on purchase commitments. Also, Vishay has benefited from employment incentive grants made by the Israeli government. In 2002, the Israeli government suspended payment on one of these grants after Vishay was forced to lay off a significant number of employees as a result of the recent economic downturn. Although Vishay reached agreement with the Israeli government to resume payment on this grant, there can be no assurance that Vishay will maintain its eligibility for this or other existing project grants. There can also be no assurance in the future the Israeli government will continue to offer new grant and tax incentive programs applicable to Vishay or that, if it does, such programs will provide the same level of benefits Vishay has historically received or that Vishay will continue to be eligible to take advantage of them. Any significant increase in the Israeli tax rates or reduction or elimination of the Israeli grant programs that have benefited Vishay could have an adverse impact on its results of operations.

Vishay attempts to improve profitability by operating in countries in which labor costs are low, but the shift of operations to these regions may entail considerable expense.

        Vishay's strategy is aimed at achieving significant production cost savings through the transfer and expansion of manufacturing operations to and in countries with lower production costs, such as the Czech Republic, Hungary, India, Israel, Malaysia, Mexico, the People's Republic of China, and the Philippines. In this process, Vishay may experience under-utilization of certain plants and factories in high-labor-cost regions and capacity constraints in plants and factories located in low-labor-cost regions. This under-utilization may result initially in production inefficiencies and higher costs. These costs include those associated with compensation in connection with work force reductions and plant closings in the higher-labor-cost regions, and start-up expenses, manufacturing and construction delays, and increased depreciation costs in connection with the initiation or expansion of production in lower-labor-cost regions. In addition, as Vishay implements transfers of certain of its operations Vishay may experience strikes or other types of labor unrest as a result of lay-offs or termination of its employees in high-labor-cost countries.

Vishay is subject to the risks of political, economic and military instability in countries outside the United States in which Vishay operates.

        Vishay has operations outside the United States, and approximately 74% of Vishay's revenues during 2004 were derived from sales to customers outside the United States. Some of the countries in which Vishay operates have in the past experienced and may continue to experience political, economic and military instability or unrest. These conditions could have an adverse impact on Vishay's ability to operate in these regions and, depending on the extent and severity of these conditions, could materially and adversely affect Vishay's overall financial condition and operating results. Vishay has never experienced any material interruption in its Israeli operations in Vishay's 34 years of operations there, in spite of several Middle East crises, including wars. However, Vishay might be adversely affected if events were to occur in the Middle East that interfered with its operations in Israel.

Vishay's business was affected by the outbreak of SARS in 2003 and the effects of that outbreak may recur.

        The outbreak of severe acute respiratory syndrome, or SARS, that began in the People's Republic of China adversely affected Vishay's business during the first six months of 2003, particularly in Asia where Vishay derives approximately 35% to 40% of its revenue. This impact included disruptions in the operations of Vishay's customers, a slowdown in customer orders and reduced sales in certain end markets. If an outbreak of SARS or a like disease were to recur on a comparable scale in Asia or elsewhere, Vishay could experience similar disruptions to its business.

Risks related to Vishay's capital structure

The holders of Class B common stock have effective voting control of Vishay.

        Vishay has two classes of common stock: common stock and Class B common stock. The holders of common stock are entitled to one vote for each share held, while the holders of Class B common stock are entitled to 10 votes for each share held. Currently, the holders of Class B common stock hold 49.2% of the voting power of Vishay. This includes 48.8% of the total voting power owned or controlled by Dr. Felix Zandman, the Chairman and Chief Technical and Business Development Officer of Vishay. Furthermore, Dr. Zandman holds additional exercisable options which would increase his voting power to 49.0%. As a result, the holders of Class B common stock effectively cause the election of directors and approve other actions as stockholders without the approval of other stockholders of Vishay.

The existence of the Class B common stock may deprive other stockholders of a premium value for their shares in a takeover.

        The effective control of Vishay by holders of the Class B common stock may make Vishay less attractive as a target for a takeover proposal. It may also discourage a merger proposal or foreclose a proxy contest for the removal of the incumbent directors, even if such actions were favored by a substantial majority of Vishay's stockholders other than the holders of the Class B common stock. Accordingly, this may deprive the holders of common stock of an opportunity they might otherwise have to sell their shares at a premium over the prevailing market price in connection with a merger or acquisition of Vishay with or by another company.

Vishay has a staggered board of directors which could make a takeover of Vishay difficult.

        Vishay's staggered board of directors might discourage, delay or prevent a change in control of Vishay by a third party and could discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. Also, as a consequence of Vishay's staggered board, directors may not be removed without cause, even though a majority of stockholders may wish to do so.

FORWARD-LOOKING INFORMATION

        Certain statements contained in or incorporated by reference into this document are "forward-looking statements." These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. All forward-looking statements involve risks and uncertainties. In particular, any statements regarding the benefits of the offer and the merger, as well as expectations with respect to future business performance, operating efficiencies and cost savings, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Vishay, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things:

  •
  the ability to fully integrate Siliconix into Vishay's operations,

  •
  overall economic and business conditions,

  •
  the demand for Vishay's and Siliconix's goods and services,

  •
  competitive factors in the industries in which Vishay and Siliconix compete,

  •
  the fact that Vishay's customers may cancel orders they have placed, in whole or in part, without advance notice,

  •
  changes in government regulation,

  •
  changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations,

  •
  changes in United States generally accepted accounting principles or interpretations of those principles by governmental agencies and self-regulatory groups,

  •
  developments in and results of litigation, including the stockholder actions related to the offer,

  •
  interest rate fluctuations, foreign currency rate fluctuations and other capital market conditions,

  •
  economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders,

  •
  changes in the cost of raw materials used in Vishay's business,

  •
  the timing, impact and other uncertainties of pending and future acquisitions by Vishay, and

  •
  the ability to achieve anticipated synergies and other cost savings in connection with such future acquisitions.

        Vishay common stock, traded on the New York Stock Exchange, has in the past experienced, and may continue to experience, significant fluctuations in price and volume. Vishay believes that the financial performance and activities of other publicly traded companies in the electronic component and semiconductor industries could cause the price of our common stock to fluctuate substantially without regard to our operating performance.

        These factors and the risk factors described in the previous section are those of which we are currently aware. However, they are not necessarily all of the important factors that could cause actual results, performance or achievements to differ materially from those expressed in any of our forward-looking statements. Vishay operates in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved or will occur.

SELECTED FINANCIAL DATA OF VISHAY AND SILICONIX

        The following information is being provided to assist you in analyzing the financial aspects of the offer and the merger. The information for Vishay was derived from the audited consolidated financial statements included in Vishay's Annual Report on Form 10-K. You should be aware that Vishay's financial statements reflect its 80.4% ownership interest in Siliconix.

        The information for Siliconix was derived from the audited combined consolidated financial statements included in Siliconix's Annual Report on Form 10-K. On February 1, 2005, the board of directors of Siliconix approved the acquisition by Siliconix of Vishay Semiconductor Itzehoe GmbH (VSIG) from Vishay. The acquired entity has been renamed "Siliconix Itzehoe GmbH". VSIG had been a wholly owned subsidiary of Vishay, and Siliconix Itzehoe GmbH is now a wholly owned subsidiary of Siliconix. This transaction has been accounted for as a merger of entities under common control and has been recorded in a manner similar to a pooling of interests. Accordingly, the accompanying combined consolidated financial statements have been restated to combine the accounts of Siliconix incorporated and VSIG for all periods presented.

        The information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Vishay and Siliconix with the SEC. See "Where You Can Find More Information" on page 61.

        Amounts are in thousands, except per share and employment data.

SELECTED HISTORICAL FINANCIAL DATA OF VISHAY

	As of and for the years ended December 31,
	2004(1)	2003(2)	2002(3)	2001(4)	2000
Statement of Operations Data:
Net sales	$2,413,576	$2,170,597	$1,822,813	$1,655,346	$2,465,066
Interest expense	34,252	39,226	29,503	16,848	25,177
Earnings (loss) before income tax provision (benefit) and minority interest	70,017	46,426	(100,045)	10,103	690,225
Income tax provision (benefit)	13,729	11,528	(16,900)	5,695	148,186
Minority interest	11,592	8,056	9,469	3,895	24,175
Net earnings (loss)	44,696	26,842	(92,614)	513	517,864
Basic earnings (loss) per share(5)	$0.27	$0.17	$(0.58)	$0.00	$3.83
Diluted earnings (loss) per share(5)	$0.27	$0.17	$(0.58)	$0.00	$3.77
Weighted average shares outstanding—basic(5)	163,701	159,631	159,413	141,171	135,295
Weighted average shares outstanding—diluted(5)	165,938	160,443	159,413	142,514	137,463
Balance Sheet Data:
Total assets	$4,638,590	$4,566,360	$4,315,159	$3,951,523	$2,783,658
Long-term debt	752,145	836,606	706,316	605,031	140,467
Working capital	1,164,682	1,049,892	897,456	1,096,034	1,057,200
Stockholders' equity	2,773,335	2,514,034	2,358,787	2,366,545	1,833,855

(1)
Includes the results of RFWaves from August 31, 2004 and Vishay MIC Technology from September 29, 2004. Also includes net charges of $89,959,000 for restructuring and severance costs, asset write-downs, inventory write-downs, losses on purchase commitments, a write-off of purchased in-process research and development, partially offset by a gain on favorable settlement on a note receivable. These items and their related tax consequences, net of a favorable tax settlement, had a negative $0.32 effect on earnings per share. These items are more fully described in the notes to Vishay's consolidated financial statements.

(2)
Includes the results of BCcomponents, acquired in December 2002. Also includes net charge of $23,947,000 for restructuring and severance costs, asset write-downs, inventory write-downs, losses on purchase commitments, and a loss on extinguishment of debt, partially offset by a gain on insurance proceeds. These items and their tax related consequences had a negative $0.11 effect on earnings per share. These items are more fully described in the notes to Vishay's consolidated financial statements.

(3)
Includes the results of Infineon Malaysia optoelectronic infrared components business from January 1, 2002, of Sensortronics from January 31, 2002, of Tedea-Huntleigh from July 1, 2002, of BLH/Nobel from August 1, 2002, and of Celtron from October 1, 2002. Also includes charges for restructuring and severance costs, asset write-downs, inventory write-downs, losses on purchase commitments and other charges of $169,900,000. These items and their tax related consequences had a negative $0.85 effect on earnings per share. These items are more fully described in the notes to Vishay's consolidated financial statements.

(4)
Includes the results of Tansitor from January 1, 2001, of Infineon U.S. optoelectronic infrared components business from July 27, 2001, of General Semiconductor from November 2, 2001, and of Mallory from November 7, 2001. Also includes charges for restructuring and severance costs, asset write-downs, inventory write-downs, a write-off of purchased in-process research and development, and other charges of $156,590,000. These items and their tax related consequences had a negative $0.84 effect on earnings per share. These items are more fully described in the notes to the consolidated financial statements.

(5)
Adjusted to reflect a three-for-two stock split distributed June 9, 2000.

Management believes that stating the impact on net earnings of items such as restructuring, asset write-downs, inventory write-downs, losses on purchase commitments, losses on early extinguishment of debt, gains on insurance proceeds, write-offs of in-process research and development, and other charges and credits is meaningful to investors because its provides insight with respect to intrinsic operating results of Vishay.

SELECTED HISTORICAL FINANCIAL DATA OF SILICONIX(1)

	2004	2003	2002	2001	2000
Net sales	$466,131	$398,092	$379,119	$306,965	$474,048
Operating income	$66,315	$49,630	$55,697	$16,502	$138,745
Net income	$54,780	$39,453	$46,367	$15,576	$107,924
Net income per share (basic and diluted)	$1.83	$1.32	$1.55	$0.52	$3.61
Shares used to compute basic and diluted net income per share	29,879	29,879	29,879	29,879	29,879
Total assets	$683,702	$631,724	$548,991	$505,256	$530,880
Capital expenditures	$57,549	$30,889	$26,061	$43,033	$68,884
Year-end worldwide employment	2,033	1,900	1,901	1,767	2,047

(1)
As described in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004, the amounts in the table have been restated to combine the accounts of Siliconix incorporated and Vishay Semiconductor Itzehoe GmbH (VSIG) for all periods presented. Siliconix's acquisition of VSIG from Vishay was accounted for as a merger of entities under common control, recorded in a manner similar to a pooling of interests.

COMPARATIVE PER SHARE INFORMATION

        The following table presents the Vishay and Siliconix historical and pro forma combined and Siliconix pro forma equivalent per share data as of and for the twelve months ended December 31, 2004. The information presented should be read in conjunction with the historical financial statements and related notes thereto of Vishay and Siliconix and the selected historical financial data including the notes thereto, each incorporated in or included elsewhere in this prospectus. Comparative pro forma data have been included for comparative purposes only and do not purport to be indicative of

  •
  the results of operations or financial position which actually would have been obtained if the offer and the merger had been completed at the beginning of the period or as of the date indicated, or

  •
  the results of operations or financial position which may be obtained in the future.

	Vishay Historical Per Share Data	Siliconix Historical Per Share Data(1)	Vishay and Siliconix Unaudited Pro Forma Combined Per Share Data(2)(3)	Siliconix Equivalent Unaudited Pro Forma Per Share Data(2)
Year ended December 31, 2004:
Earnings per share:
Basic	$0.27	$1.83	$0.28	$0.81
Diluted	$0.27	$1.83	$0.27	$0.78
Cash dividends per share	n/a	n/a	n/a	n/a
Book value per share(4)	$16.70	$15.95	$16.54	$47.97

(1)
As described in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004, the amounts in the table combine the accounts of Siliconix incorporated and Vishay Semiconductor Itzehoe GmbH (VSIG) for all periods presented. Siliconix's acquisition of VSIG from Vishay was accounted for as a merger of entities under common control, recorded in a manner similar to a pooling of interests.

(2)
The unaudited pro forma combined income and book value per share of common stock are based on Siliconix stockholders receiving 2.90 shares of Vishay common stock for each share of Siliconix common stock. The Siliconix equivalent unaudited pro forma per share data are calculated by multiplying the unaudited pro forma combined per share data by 2.90.

(3)
Reflects the historical operations of Vishay and Siliconix adjusted to reflect the impact of purchase accounting by Vishay and the issuance of Vishay common stock in the offer and the merger (assumed to be 16,962,216 shares of Vishay common stock).

(4)
Book value per share of common stock is computed by dividing stockholders' equity by the number of shares of common stock outstanding as of December 31, 2004. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding as of December 31, 2004.

COMPARATIVE MARKET VALUE

        The following table sets forth:

  •
  the closing prices per share and aggregate market value of Vishay common stock and of Siliconix common stock on the New York Stock Exchange and on the NASDAQ National Market, respectively, on March 3, 2005, the last trading day prior to the public announcement of this proposed offer, and on April 11, 2005, the last trading day prior to the date of this prospectus; and

  •
  the equivalent price per share and equivalent market value of Siliconix common stock, based on the exchange ratio.

	Vishay Historical	Siliconix Historical	Siliconix Equivalent(1)
On March 3, 2005
Closing price per share of common stock	$13.25	$29.15	$38.43
Market value of common stock(2)	$2,201,000,000	$871,000,000	$1,148,000,000
On April 11, 2005
Closing price per share of common stock	$11.75	$33.75	$34.08
Market value of common stock(2)	$1,952,000,000	$1,008,000,000	$1,018,000,000

(1)
The Siliconix equivalent data corresponds to an exchange ratio of 2.90 shares of Vishay common stock for each share of Siliconix common stock.

(2)
Market value based on 166,108,619 shares of Vishay common stock (including class B common stock on an as-converted basis) and 29,879,040 shares of Siliconix common stock outstanding as of March 3, 2005, and 166,114,245 shares of Vishay common stock (including class B common stock on an as-converted basis) and 29,879,040 shares of Siliconix common stock outstanding as of April 11, 2005, excluding shares held in treasury or by subsidiaries.

        The market prices of shares of Vishay common stock and Siliconix common stock are subject to fluctuation. The actual value of the Vishay shares you receive in the offer may differ from the values illustrated. You are urged to obtain current market quotations. See the risk factor entitled "The number of Vishay shares that you receive in the offer will be based upon a fixed exchange ratio. The value of the Vishay shares at the time you receive them could be less than at the time you tender your Siliconix shares" on page 9.

COMPARATIVE PER SHARE PRICES

Vishay

        Vishay common stock is listed on the New York Stock Exchange under the symbol "VSH." The following table sets forth the high and low sales prices per share of Vishay common stock, as reported on the New York Stock Exchange for the quarterly periods presented below.

	Vishay Common Stock
	High	Low
2003:
First Quarter	$13.24	$8.77
Second Quarter	$15.15	$9.93
Third Quarter	$19.00	$12.47
Fourth Quarter	$23.15	$17.45
2004:
First Quarter	$24.99	$18.96
Second Quarter	$22.79	$16.58
Third Quarter	$17.57	$11.49
Fourth Quarter	$15.37	$11.60
2005:
First Quarter	$15.15	$11.96
Second Quarter (through April 11, 2005)	$12.32	$11.71

        See "Comparative Market Value" on page 23 for recent Vishay common stock price information. Stockholders are urged to obtain current market quotations. See also the risk factor entitled "The number of Vishay shares that you receive in the offer will be based upon a fixed exchange ratio. The value of the Vishay shares at the time you receive them could be less than at the time you tender your Siliconix shares" on page 9.

        Vishay has not declared any cash dividends on its common stock and has no present intention of doing so. In addition, Vishay's credit agreement restricts the payment of cash dividends.

Siliconix

        Siliconix common stock is quoted on the NASDAQ National Market under the symbol "SILI." The prices per share reflected in the table below represent the range of low and high sales prices of Siliconix's common stock as reported on the NASDAQ National Market for the quarters presented below.

	Siliconix Common Stock
	High	Low
2003:
First Quarter	$26.47	$20.81
Second Quarter	$37.00	$23.46
Third Quarter	$54.75	$35.78
Fourth Quarter	$56.38	$43.56
2004:
First Quarter	$50.57	$41.44
Second Quarter	$50.42	$37.50
Third Quarter	$48.01	$32.51
Fourth Quarter	$42.04	$35.00
2005:
First Quarter	$37.82	$27.55
Second Quarter (through April 11, 2005)	$35.84	$33.55

        See "Comparative Market Value" on page 23 for recent Siliconix common stock price information. Stockholders are urged to obtain current market quotations. See also the risk factor entitled "The number of Vishay shares that you receive in the offer will be based upon a fixed exchange ratio. The value of the Vishay shares at the time you receive them could be less than at the time you tender your Siliconix shares" on page 9.

        Siliconix has not declared any cash dividends on its common stock and has no present intention to do so.

BACKGROUND OF THE OFFER

        The following discussion presents background information concerning the offer and the short-form merger. Certain information on the actions of Siliconix's management and of the Siliconix board of directors, and the advisors to Siliconix and its board and the special committee of the Siliconix board has been obtained in discussions with representatives of Siliconix.

Events Leading to the Offer

        Vishay, through Vishay TEMIC, owns approximately 80.4% of the outstanding shares of Siliconix common stock. Vishay acquired its interest in Siliconix from a division of the microelectronics consortium of Daimler-Benz AG, a German corporation, on March 2, 1998. In the transaction, Vishay acquired approximately 8,010,000 of Siliconix's shares (pre-split) and TEMIC Semiconductor GmbH, a producer of discrete active electronic components, for a combined purchase price of $549,889,000 in cash. The acquisition agreement allocated approximately $234,667,000 of the combined purchase price to the acquisition of the Siliconix stock.

        Upon consummation of the sale by Daimler-Benz to Vishay of the controlling interest in Siliconix, the three representatives of Daimler-Benz on Siliconix's board of directors resigned and three designees of Vishay, each of whom was a Vishay employee, were appointed to the board in their place.

        On February 16, 2000, the stockholders of Siliconix approved a three-for-one split of Siliconix common stock which was effected on February 29, 2000, as a result of which the number of shares held by Vishay TEMIC was increased to approximately 24,030,000, although its percentage interest remained unchanged.

        Since Vishay TEMIC's acquisition of its interest in Siliconix, Siliconix's products have been marketed by Vishay's worldwide sales organization under the Siliconix brand name, and Siliconix's results of operations and other financial information have been consolidated in Vishay's financial statements.

        Vishay has from time to time considered increasing the size of its interest in Siliconix.

        On February 22, 2001, Vishay sent a letter to the board of directors of Siliconix proposing to acquire the publicly held shares of Siliconix at a price of $28.82 per share in cash or, alternatively, in a stock-for-stock exchange at a somewhat lower price. Simultaneously with the letter, Vishay issued a press release disclosing the offer and its material terms to the public.

        On February 27, 2001, Siliconix, by reply letter, indicated that it had appointed a special committee of independent directors to evaluate Vishay's offer, which Siliconix announced in a press release on March 1, 2001. The special committee subsequently engaged the investment banking firm of Lehman Brothers Inc. as its financial advisor and the law firm of Heller Ehrman White & McAuliffe LLP as its legal counsel.

        In February and March 2001, several purported class action complaints were filed in the Court of Chancery for New Castle County, Delaware and the Superior Court of the State of California against Vishay, Siliconix and the directors of Siliconix in connection with Vishay's announced proposal to purchase all issued and outstanding shares of Siliconix common stock not already owned by Vishay. The California class actions also named as defendants the directors of Vishay. The class actions, filed on behalf of all Siliconix stockholders other than Vishay, alleged, among other things, that Vishay's $28.82 per share cash proposal was unfair and a breach of fiduciary duty. The actions sought injunctive relief, damages and other relief. Subsequently, on May 22, 2001, the Court of Chancery consolidated the Delaware actions under the caption "In re Siliconix incorporated Shareholders Litigation."

        Over the next several weeks, the special committee met with its advisors and concluded that the cash price of $28.82 per share was inadequate. This view was conveyed to Vishay at a meeting of the parties and their representatives on May 2, 2001. At this meeting, Vishay indicated that it would be prepared to increase the consideration for the Siliconix shares, but only if the consideration consisted of primarily or exclusively Vishay common stock. Following the May 2, 2001 meeting, counsel for Vishay and the special committee exchanged drafts of a merger agreement between Vishay and Siliconix that contemplated a stock-for-stock exchange.

        Thereafter, as a result of movements in the stock market and Vishay's perception of a continuing deterioration in the electronic components market generally and in the sector in which Siliconix operates in particular, Vishay decided that it was prepared to offer to acquire the publicly held stock of Siliconix in a stock-for-stock exchange offer without a merger agreement and without the advance approval of the special committee or favorable recommendation of the Siliconix board.

        On May 23, 2001, Vishay informed the special committee that it was considering making an exchange offer for Siliconix stock at the ratio of 1.5 shares of Vishay common stock for each share of Siliconix common stock without first obtaining the special committee's approval. On May 24, 2001, the board of directors of Vishay met and determined to proceed with the offer.

        On May 25, 2001, Vishay placed an advertisement in the Wall Street Journal and issued a press release announcing the commencement of the offer. The offer included a non-waivable minimum condition that at least a majority of the publicly held Siliconix shares be tendered in response to the offer.

        On or about May 31, 2001, one of the plaintiffs in the consolidated Delaware actions served an amended complaint, with an application for a preliminary injunction against proceeding with or taking steps to give effect to the offer or the contemplated short-form merger. The amended complaint claimed, among other things, that the defendants had violated their duty to deal fairly from a timing and process perspective with the minority stockholders of Siliconix, their duties of loyalty and candor, and Vishay's obligation to pay a fair price to the Siliconix minority stockholders. The amended complaint also alleged that Vishay had unfairly timed the proposed transaction to take advantage of the purported temporarily and artificially depressed market price for Siliconix stock and that the defendants breached fiduciary duties of candor and full disclosure by purportedly misleading the minority stockholders in connection with the alleged sham nature of the special committee, the timing of the proposed transactions, the prospects for and value of Siliconix and the prospects for and value of Vishay.

        Following expedited discovery and briefing, on June 15, 2001, the court heard argument on the motion for a preliminary injunction to enjoin the offer. On June 19, 2001, the court issued an order denying the motion.

        Copies of the complaints in the 2001 actions, as well as the decision of the court denying the motion for a preliminary injunction, are incorporated by reference in the registration statement of which this prospectus forms a part.

        Vishay's offer for the Siliconix shares was extended from June 22, 2001 to June 29, 2001 and again to July 5, 2001. The offer expired on July 5, 2001, without the minimum condition having been satisfied. Accordingly, the offer was not consummated.

        Management of Vishay continued from time to time to consider the purchase of the publicly held shares of Siliconix, but took no action in this regard. Among other things, Vishay was focused on other acquisition opportunities. These included the acquisition of the optoelectonic infrared component business of Infineon Technologies AG in July 2001, the public acquisition of General Semiconductor, Inc. in November 2001, a series of acquisitions by the Vishay Measurements Group in January through October 2002, the acquisition of BCcomponents Holdings B.V. in December 2002, and two small acquisitions in 2004. These transactions were followed by acquisition-related restructuring activity in which assets were redeployed or sold and personnel were redeployed or terminated in order to realize synergies and cost savings associated with the acquisitions.

        In January 2005, a plaintiff who had earlier in August 2002 filed a purported class action on behalf of Siliconix stockholders against Vishay and other defendants, amended her complaint. The amended complaint alleges generally that Vishay has used for its benefit various assets and rights of Siliconix or otherwise taken assets of Siliconix without fair compensation. The action is described in more detail below under "Certain Litigation."

        In the first quarter of 2005, after the substantial majority of Vishay's acquisition-related restructuring activity had been completed, and in the absence of other major acquisition opportunities on terms deemed attractive by Vishay, Vishay management again focused on a possible acquisition of the publicly held shares of Siliconix. No decision whether to proceed with such a transaction was made until a meeting of the board of directors of Vishay on March 3, 2005. At the meeting, following a presentation by management, the board authorized management to make an offer for all of the publicly held shares of Siliconix, in a stock-for-stock transaction, that would provide Siliconix stockholders with an approximate aggregate value, based upon the relevant trading prices of Vishay and Siliconix shares, in the range of $200 million.

        In accordance with the authorization of the Vishay board, after the close of the U.S. markets on March 3, 2005, Vishay sent the following letter to the board of directors of Siliconix:

  March 3, 2005

  Board of Directors
  Siliconix incorporated
  2201 Laurelwood Road
  Santa Clara, California 95054

        Gentlemen:

          We are pleased to inform you that the Board of Directors of Vishay Intertechnology, Inc. has today approved an offer by Vishay to acquire all of the outstanding shares of Siliconix incorporated that it does not presently own. In the offer, Vishay will exchange 2.64 shares of its common stock for each outstanding Siliconix share. Based on the closing price of Vishay and Siliconix on March 3, 2005, this represents a 20% premium over the current value of the Siliconix shares.

          The offer will be subject to the non-waivable condition that the offer be accepted by holders of a majority of the outstanding shares not owned by Vishay. Also, promptly following the consummation of the offer, Vishay will effect a merger of Siliconix with a subsidiary of Vishay in which all remaining holders of Siliconix stock would receive the same consideration for their shares as the holders who tendered their shares received in the offer.

          Vishay anticipates that the offer will be commenced following the filing by Vishay and Siliconix with the Securities and Exchange Commission of their annual reports on Form 10-K for 2004.

Very truly yours,
/s/ FELIX ZANDMAN
Dr. Felix Zandman Chairman of the Board

        Vishay's intention to make the offer was publicly announced following delivery of the letter by a press release that evening. In informal communications with Siliconix, Vishay encouraged the Siliconix board to form a special committee and to authorize the engagement of financial and legal advisors to evaluate the Vishay offer and to fulfill the board's fiduciary responsibilities to the minority stockholders of Siliconix. Vishay believed that the delayed commencement of the offer until the annual reports of Vishay and Siliconix were filed with the SEC in mid-March, as required under applicable securities laws, would provide a special committee of the Siliconix board with time to consult with its advisors and formulate its response to the offer.

        On March 8, 2005, Siliconix issued a press release disclosing that its board had appointed a special committee consisting of directors Timothy Talbert and Hanspeter Eberhardt to consider and evaluate the proposed offer by Vishay. Neither Mr. Talbert nor Mr. Eberhardt has had any relationship with Vishay within the past five years. However, when Mr. Talbert was associated with Comerica Bank, he served as a relationship manager, and eventually lead relationship manager, for Vishay's account at Comerica Bank from 1981 through 1992. Mr. Talbert also had episodic involvement in Comerica Bank's leasing transactions with Vishay before 1981. Mr. Talbert has had no relationship with Vishay since 1992, except that Mr. Talbert and his wife have held 2,014 shares of Vishay stock in individual retirement accounts for over ten years. Mr. Talbert served on the special committee of the Siliconix board of directors that negotiated with Vishay concerning Vishay's 2001 acquisition proposal and evaluated on behalf of Siliconix Vishay's 2001 tender offer.

        Mr. Eberhardt served as senior vice president of the Semiconductor Division of TEMIC Telefunken Microelectronic GmbH from 1993 to 1998, prior to its acquisition by Vishay in March 1998, as part of the transaction in which Vishay acquired its controlling interest in Siliconix.

        On March 24, 2005 Siliconix announced that the special committee had engaged the law firm of Heller Ehrman LLP as its legal counsel and the investment banking firm of Lehman Brothers Inc. as its financial advisor in connection with the offer.

        Over the next few weeks, the Siliconix special committee met with its advisors on multiple occasions. Lehman had several meetings and conference calls with Siliconix financial management to discuss and obtain information regarding Siliconix's operations, business strategy and outlook.

        Also during the next few weeks, Vishay management had informal conversations with the Siliconix special committee, and legal counsel representing Vishay met with the lead plaintiffs counsel for the class action complaints.

        On March 29, 2005, Vishay management informed the Siliconix special committee that it anticipated launching the tender offer on March 31, 2005, at the previously communicated exchange ratio of 2.64 shares of Vishay common stock for each share of Siliconix stock outstanding. The Siliconix board of directors held its scheduled quarterly meeting on March 29, 2005, and the Siliconix special committee also had meetings on that day. Following the meetings of the Siliconix special committee, Vishay was informed by the Siliconix special committee that it expected Lehman to complete its preliminary valuation work in approximately one week. Vishay management agreed to delay the commencement of the tender offer until Lehman's preliminary assessment was completed.

        During the next week, Lehman also had multiple conference calls with Vishay management, including Richard N. Grubb, Vishay's Executive Vice President, Treasurer and Chief Financial Officer, to discuss and obtain information regarding Vishay's operations, business strategy and outlook.

        On April 6, 2005, Lehman met with the Siliconix special committee to discuss its preliminary valuation of the Siliconix shares. Lehman also discussed its preliminary valuation of Siliconix shares with Vishay financial management on that date.

        During the period after the public announcement of Vishay's intention to acquire the remaining shares of Siliconix on March 3, 2005 through April 11, 2005, the ratio of market prices of Siliconix common stock as compared to market prices of Vishay common stock was in excess of the initially intended 2.64 ratio. During this period, several institutional investors who held shares in both Vishay and Siliconix communicated to Vishay management that they would expect to tender their shares at an exchange ratio of approximately 2.90 shares of Vishay common stock for each share of Siliconix, although they did not make any commitment to do so.

        On April 7, 2005, Mr. Grubb discussed Vishay management's views on the valuation of the Siliconix shares and the implied exchange ratio, separately with Mr. Talbert and with representatives from Lehman. Mr. Grubb indicated to both Mr. Talbert and Lehman that Vishay management would consider increasing the exchange ratio to approximately 2.90 shares of Vishay common stock for each share of Siliconix common stock outstanding based on the exchange ratios implied by the trading prices of Vishay and Siliconix common stock since the announcement of the intended offer.

        The Siliconix special committee, its legal counsel, and Lehman met on the evening of April 7, 2005. The next day, Lehman presented an alternative proposal to Vishay financial management on behalf of the Siliconix special committee which included cash consideration. Vishay management rejected this proposal.

        On April 10, 2005, Mr. Talbert called Mr. Grubb to discuss the Siliconix special committee's position. Mr. Grubb informed Mr. Talbert that Vishay would commence the tender offer on April 12, 2005 at an exchange ratio of 2.90 shares of Vishay common stock for each share of Siliconix common stock outstanding.

        On April 11, 2005, the executive committee of the Vishay board of directors authorized the increase of the ratio to 2.90 shares of Vishay common stock for each share of Siliconix common stock outstanding.

        On April 12, 2005, Vishay commenced the offer by mailing the prospectus and related tender offer documentation to stockholders of Siliconix and issuing a press release announcing the commencement of the offer.

Certain Litigation

        In August 2002, a purported derivative and class action complaint was filed in the Superior Court of the State of California against Vishay, Vishay TEMIC, Dr. Felix D. Zandman, Chairman and Chief Technical and Business Development Officer of Vishay, Siliconix and its board of directors, Ernst & Young LLP (independent registered public accounting firm that audits the consolidated financial statements of both Vishay and Siliconix), and John Does 1-20. The complaint alleged that Vishay misappropriated Siliconix sales subsidiaries for itself by acquiring them in 1999 for less than fair market value, took Siliconix profits from those subsidiaries for itself, and overcharged Siliconix for using these subsidiaries. None of the named defendants was ever served with the complaint.

        In January 2005, plaintiffs served an amended complaint that named all of the same defendants, with the exception of the directors of Siliconix. The amended complaint continues to assert that Vishay purportedly misappropriated for itself Siliconix sales subsidiaries and the profits of those subsidiaries. Specifically, the amended complaint alleges that Vishay improperly acquired Siliconix's Asian Pacific and Japanese subsidiaries in 1999 for book value which was purportedly only a fraction of what should have been paid by Vishay in an arms length transaction. The complaint further alleges that Siliconix, which had been receiving payments from its subsidiaries for the sale of other companies' products, now must make payments to Vishay.

        The amended complaint also adds several claims, including that:

  •
  Vishay allegedly took Siliconix's SAP system, a combination of computer, telecommunications and internet hardware used to track company activities, with no compensation to Siliconix;

  •
  Vishay purportedly used Siliconix's assets as security for hundreds of millions of dollars in Vishay loans without compensation to Siliconix, putting Siliconix at risk in the event of Vishay's default;

  •
  Vishay supposedly misappropriated Siliconix's identity by placing persons on Siliconix's board of directors who have loyalty to Vishay, and marketing Siliconix and its products as if Siliconix were merely a portion of Vishay;

  •
  Vishay allegedly misappropriated Siliconix's testing equipment and located it in Israel at a higher cost to Siliconix in order to benefit Vishay in the form of monetary grants from an Israeli business development agency;

  •
  Vishay allegedly caused Siliconix to sign a manufacturing deal with an Israeli agency in order to save Vishay certain credits made available by the same Israeli business development agency;

  •
  Vishay purportedly misused Siliconix's patents by causing Siliconix to commence a patent infringement action against General Semiconductor, in order to enable Vishay's acquisition of General Semiconductor, requiring Siliconix to pay the costs of prosecuting the action and without providing Siliconix with any benefit; and

  •
  Dr. Felix Zandman, Vishay's Chairman and Chief Technical and Business Development Officer, supposedly misappropriated Siliconix's patents by improperly listing himself as a co-inventor in order to improperly personally receive royalties for those patents under his employment agreement.

        On April 1, 2005, Vishay (i) demurred to the class action claim in the amended complaint, on the ground that plaintiffs lack standing to bring a direct claim, (ii) moved to strike some of the allegations in the derivative cause of action as barred by the applicable statutes of limitation, and (iii) moved to dismiss the complaint on the ground that plaintiffs failed to prosecute their claims in a timely manner. Also on April 1, 2005, defendant Ernst & Young moved to dismiss the claims against it and, in the alternative, for a stay of the litigation so that the causes of action asserted against Ernst & Young may first be arbitrated. Oral argument on the motions is scheduled for July 5, 2005.

        A copy of the amended complaint is filed as an exhibit to the registration statement of which this prospectus forms a part. See also "Interests of Certain Persons" on page 54.

        Tender Offer Litigation.    On March 4, 2005, immediately after Vishay announced its intention to commence a tender offer for the shares of Siliconix it did not own, stockholders of Siliconix filed five purported class action complaints in the Court of Chancery of the State of Delaware, New Castle County, seeking to recover damages and to enjoin the proposed transaction. The five named plaintiffs are Paulena Partners, LLC; Steven Goldstein; Nathan Withington III, IRA; Olga Fried; and J. Douglas Zaletel. Each complaint names as defendants Vishay, Siliconix, and the five individual Siliconix directors. The complaints allege primarily that the timing and pricing of the offer is unfair and inadequate, and that the defendants have breached their fiduciary duty to protect the public stockholders of Siliconix. On March 23, 2005, the Delaware court consolidated these actions under the caption "In re Siliconix Shareholders Litigation," and appointed lead counsel.

        On March 4, 2005, a Siliconix stockholder also filed a purported class action in the Superior Court of California, County of Santa Clara. The named plaintiff is Moe Yassin. The complaint makes the same allegations concerning the pricing and timing of the offer, and alleged breaches of fiduciary duty, as the complaints filed in Delaware. The complaint also names the same defendants—Vishay, Siliconix, and the five individual Siliconix directors. On March 29, 2005, Vishay moved for a stay of this action in favor of the consolidated proceedings in Delaware.

POSITION OF THE BOARD OF DIRECTORS OF SILICONIX

        On March 8, 2005, Siliconix issued a press release disclosing that its board of directors had appointed a special committee consisting of directors Timothy Talbert and Hanspeter Eberhardt to consider and evaluate the proposed offer by Vishay when it is formally received.

        The Siliconix board of directors is required under the rules of the SEC to either make a recommendation, or state that it is neutral or is unable to take a position with respect to the offer, and file with the SEC a solicitation/recommendation statement on Schedule 14D-9 describing its position, if any, and certain related information, no later than ten business days from the date the offer is first published, sent or given to holders of Siliconix common stock.

        As discussed under "Background of the Offer," prior to April 11, 2005, Vishay had various discussions with the Siliconix special committee and its advisors concerning the offer.

        Siliconix's Schedule 14D-9, and any amendments thereto, will contain important information that the Siliconix special committee believes is necessary for stockholders to make a decision with respect to the offer. We urge all Siliconix shareholders to review and consider these documents when they become available.

REASONS OF VISHAY FOR THE OFFER

        At a meeting of Vishay's board of directors held on March 3, 2005 Vishay's directors determined that the acquisition of the Siliconix shares that Vishay does not own was in keeping with its corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies when combined with Vishay's existing operations.

        In reaching its decision to make the offer, Vishay's board of directors considered the following material factors, among others:

  •
  the expectation that Siliconix's business could be further integrated with the business of Vishay, which would enhance prospects for both companies;

  •
  the belief of Vishay's management that there are opportunities for reduction of Siliconix corporate costs, possible elimination of facilities of the combined company and potential cost reductions for purchased materials and services;

  •
  the belief of Vishay's management that by acquiring all of Siliconix, Vishay could achieve synergies by consolidating the management of Siliconix's manufacturing facilities with those of Vishay and by unifying and optimizing cash management;

  •
  the potential dilution of the ownership interests of the existing Vishay stockholders in Vishay;

  •
  Siliconix's better-than average performance as compared to other Vishay divisions in the recent electronic components industry downturn, particularly Vishay's passive components business that relies heavily on the sales of commodity products and is subject to substantial price pressures in a down market;

  •
  Vishay's history of long-term growth through acquisitions, including its substantial experience integrating acquired businesses with existing operations and thereby achieving synergies and cost savings;

  •
  Vishay's ability to access 100% of the cash of Siliconix if the offer is consummated; and

  •
  stockholder allegations made from time to time, including in the pending litigation, which Vishay believes are unfounded but which nonetheless have diverted management attention, that Vishay has used its position as controlling stockholder of Siliconix to usurp rights and opportunities of Siliconix to the detriment of Siliconix's minority stockholders.

OTHER FACTORS TO CONSIDER BEFORE TENDERING YOUR SHARES

        In determining whether or not to tender your Siliconix shares in the offer, you should consider the following factors, in addition to the risk factors and other factors identified in this document. See "Risk Factors" beginning on page 9:

Vishay Business Considerations

  •
  Combining the business and operations of Vishay and Siliconix should result in operational efficiencies and cost savings that Vishay believes could not be achieved by Siliconix on a standalone basis. Vishay believes that these efficiencies and savings could be realized in administrative, human resources, information technology, purchasing, research and development, strategic planning and other corporate functions without impairing Siliconix's core operations.

  •
  Vishay should have broader access to capital markets and greater borrowing capacity than Siliconix, which could be used to finance acquisitions and capital expansion at Siliconix that may be foreclosed to Siliconix as an independent public company that is majority-owned by Vishay.

  •
  Because of the greater breadth of Vishay's operations and product lines, Vishay should experience less volatility in revenues and earnings than Siliconix, which has a much narrower product and operational base.

Vishay Stock and Market Considerations

  •
  Stockholders of Vishay have an ownership interest in a larger and more diversified company than Siliconix.

  •
  Vishay is actively covered by a number of members of the analyst community. Siliconix is covered by only one market analyst, whose firm also covers Vishay.

  •
  The market for Siliconix stock is relatively illiquid compared to the market in Vishay stock, with the average daily trading volume for Vishay stock being approximately fifty times as great as the average daily volume for Siliconix stock.

  •
  Because Vishay owns approximately 80.4% of the outstanding Siliconix stock, a sale of Siliconix in which stockholders would realize an acquisition premium is unlikely and cannot occur without the consent of Vishay.

Siliconix Business Considerations

  •
  Siliconix has already acted to cut costs and reduce operating expenses in order to maintain profitability.

  •
  Siliconix already benefits from substantial synergies with Vishay; for example, Siliconix products are sold through Vishay's sale organization, its finance and human resource operation are administered jointly with Vishay, and its information technology systems use a shared platform with Vishay.

  •
  Siliconix owns a valuable and extensive portfolio of intellectual property, and has a long tradition of innovative product development.

  •
  Siliconix has been profitable in each of the past five years, despite the downturn in the electronics industry that began in 2001 and whose effects continue to be felt. Vishay has been profitable in only three of the last five years, with a loss attributable to a substantial write-down of purchase commitments and inventory in 2002 and break-even results in 2001.

  •
  As of December 31, 2004, Siliconix held cash and cash equivalents of approximately $306 million, which should be sufficient to finance Siliconix's acquisition and capital expansion activity as currently contemplated.

  •
  Historically, Siliconix has recovered from adverse economic conditions ahead of corresponding improvements in Vishay's business generally.

Siliconix Stock and Market Considerations

  •
  As a Vishay stockholder, your interest in the performance and prospects of Siliconix will be indirect and in proportion to your relative holdings of Vishay stock. Accordingly, you may not realize the same financial benefit of future appreciation in the enterprise value of Siliconix that you would if you remained a Siliconix stockholder.

  •
  Siliconix stock has often traded historically at higher price to earnings multiples than the stock of Vishay.

  •
  In the past year, Siliconix stock has traded as high as $50.57 per share.

  •
  Because Vishay owns approximately 80.4% of the outstanding Siliconix stock, there can be no effective "market check" on the Vishay offer. It is highly unlikely that any third party would bid for Siliconix in these circumstances.

Certain Allegations Against Vishay

  •
  It has been alleged in the current litigation described in "Certain Litigation" beginning on page 30 that Vishay has taken Siliconix sales subsidiaries and the profits of those subsidiaries.

  •
  It has been alleged that Vishay has taken Siliconix's SAP software system without compensation to Siliconix.

  •
  It has been alleged that Vishay has used Siliconix's assets as security for Vishay loans without compensation to Siliconix.

  •
  It has been alleged that Vishay has taken Siliconix testing equipment.

  •
  It has been alleged that Vishay has usurped for itself the corporate identity of Siliconix, for example by causing the name Vishay to appear prominently at Siliconix's headquarters.

  •
  It has been alleged that Vishay has used Siliconix to save certain credits made available to Vishay by an Israeli business development agency.

  •
  It has been alleged that Vishay misused Siliconix's patents to help Vishay acquire General Semiconductor.

  •
  It has been alleged in the past that Vishay has usurped for itself patented technology actually developed by employees of Siliconix.

  •
  It has been alleged in the past that Vishay has caused Siliconix to lend funds to Vishay at rates that are below the rates that Siliconix could obtain from third party borrowers under similar circumstances.

  •
  It has been alleged in the past that Vishay obtains products for resale from Siliconix at below market transfer prices.

  •
  There have also been claims in the past that by awarding Vishay stock options to Siliconix employees and management, Vishay incentivizes these Siliconix personnel to act in the interests of Vishay rather than Siliconix.

        Vishay denies these claims and allegations.

FINANCIAL FORECASTS AND BUDGET INFORMATION

        As part of its business planning cycles, the management of Siliconix and Vishay each prepare internal financial forecasts and budgets regarding anticipated future operations. Set forth below is information from the year 2005 operating budgets for Vishay and Siliconix. The Siliconix operating budget, which is incorporated into the Vishay operating budget, was available to Vishay prior to the public announcement of the offer as a result of Vishay's position as Siliconix's controlling stockholder.

        The Siliconix 2005 operating budget was prepared in December 2004, and included expectations for revenues, gross margin, and operating margin of $470.0 million, $139.5 million, and $73.9 million, respectively. The Siliconix 2005 operating budget does not reflect the proposed offer or the subsequent merger. Given the recent volatility of the semiconductor industry, management has been unable to create a meaningful forecast of financial results beyond one year.

        The Vishay 2005 operating budget was prepared in December 2004, and included expectations for revenues, gross margin, and operating margin of $2,376 million, $588 million, and $191 million, respectively. The Vishay 2005 operating budget does not reflect the proposed offer or the subsequent merger. Vishay management anticipates incurring restructuring and severance costs during 2005, which are not included in the operating budget. Given the recent volatility of the electronic components industry, management has been unable to create a meaningful forecast of financial results beyond one year.

        The above forecasts of Siliconix and Vishay were prepared for internal budgeting and planning purposes only and not with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. While presented with numerical specificity, the forecasts are based upon a variety of assumptions relating to the business of Siliconix and Vishay and are inherently subject to significant uncertainties and contingencies that are beyond the control of the management of Siliconix and Vishay. These include the impact of general economic and business conditions, the competitive environment in which each operates and other factors. See "Forward-Looking Information" on page 17. Accordingly, actual results may differ materially from those forecasted.

        The inclusion of the forecasts herein should not be regarded as a representation by Siliconix or Vishay or any other person that such forecasts are or will prove to be correct. As a matter of course, neither Siliconix nor Vishay makes public projections or forecasts of its anticipated financial position or results of operations. Except to the extent required under applicable securities laws, neither Siliconix nor Vishay intends to make publicly available any update or other revisions to any of the forecasts to reflect circumstances existing after the date of preparation of such forecasts.

THE OFFER

        We are offering to exchange 2.90 shares of Vishay common stock for each outstanding share of Siliconix common stock which is validly tendered and not properly withdrawn on or prior to the expiration date of the offer, subject to the terms and conditions described in this prospectus and the related letter of transmittal.

        The term "expiration date" means 5:00 p.m., New York City time, on Thursday, May 12, 2005, unless we extend the period of time for which the offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

        You will not receive any fractional shares of Vishay common stock in the offer or the merger. In lieu of any fractional share, you will receive cash equal to the product of such fractional share, after combining all fractional shares to which you would otherwise be entitled, and the closing price of Vishay common stock as reported on the NYSE on the expiration date of the offer.

        If you are the record owner of your shares and you tender your shares directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

        Our obligation to exchange Vishay shares for Siliconix shares in the offer is subject to several conditions referred to below under "Conditions of the Offer."

Timing of the Offer

        Our offer is scheduled to expire at 5:00 p.m., New York City time, on Thursday, May 12, 2005. For more information, see the discussion under "Extension, Termination and Amendment" below.

Extension, Termination and Amendment

        We expressly reserve the right, in our sole discretion, at any time or from time to time to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We are not making any assurance that we will exercise our right to extend our offer, although we currently intend to do so until all conditions have been satisfied or, where permissible, waived. During any such extension, all Siliconix shares previously tendered and not withdrawn will remain subject to the offer, subject to your right to withdraw your Siliconix shares prior to the expiration date.

        Subject to the SEC's applicable rules and regulations, we also reserve the right, at any time or from time to time—

  •
  to delay our acceptance for exchange or our exchange of any Siliconix shares pursuant to our offer, regardless of whether we previously accepted Siliconix shares for exchange, or

  •
  to terminate our offer and not accept for exchange or exchange any Siliconix shares not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the offer to be satisfied or, where permissible, waived, or

  •
  otherwise to amend the offer in any respect (except as described below), by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement.

        We will follow any extension, delay, termination or amendment, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to Businesswire, PR Newswire or similar news service. This is subject to applicable law, including Rules 14d-4(d) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to the stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change.

        We expressly reserve the right, at any time and from time to time, to modify the terms and conditions of the offer, except that the minimum condition, the registration statement effectiveness condition and the listing condition may not be modified or waived.

        If we make a material change in the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the consideration offered to you, that change will apply to all holders whose Siliconix shares are accepted for exchange pursuant to the offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business-day period. For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Exchange of Siliconix Shares; Delivery of Vishay Common Stock

        Upon the terms and subject to the conditions of the offer—including, if the offer is extended or amended, the terms and conditions of the extension or amendment—we will accept for exchange Siliconix shares validly tendered and not properly withdrawn as promptly as permitted to do so under applicable law and will exchange Vishay common stock for the shares of Siliconix common stock promptly thereafter. In all cases, exchange of Siliconix shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of—

  •
  certificates for those Siliconix shares, or a timely confirmation of a book-entry transfer of those Siliconix shares in the exchange agent's account at The Depository Trust Company,

  •
  a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof or, in the case of book-entry transfer, an "agent's message," discussed below, and

  •
  any other required documents.

        For purposes of the offer, we will be deemed to have accepted for exchange Siliconix shares validly tendered and not properly withdrawn when, as and if we notify the exchange agent of our acceptance of the tenders of those Siliconix shares pursuant to the offer. The exchange agent will deliver shares of Vishay common stock in exchange for Siliconix shares pursuant to the offer and cash instead of a fraction of a share of Vishay common stock (as specified in this document) as soon as practicable after receipt of our notice. The exchange agent will act as agent for tendering stockholders for the purpose of receiving Vishay common stock and cash to be paid instead of a fractional share of Vishay common stock and transmitting such stock and cash to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

        If we do not accept any tendered Siliconix shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more Siliconix shares than are tendered, we will return certificates for such unexchanged Siliconix shares without expense to the tendering stockholder. In the case of Siliconix shares tendered by book-entry transfer of such Siliconix shares into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "Procedure for Tendering Shares," those Siliconix shares will be credited to an account maintained at DTC, as soon as practicable following expiration or termination of the offer.

        If we increase the consideration offered to Siliconix stockholders in the offer prior to the expiration date, such increased consideration will be given to all stockholders whose Siliconix shares are tendered pursuant to the offer, whether or not such Siliconix shares were tendered or accepted for exchange prior to such increase in consideration.

Cash Instead of Fractional Shares of Vishay Common Stock

        We will not issue certificates representing a fraction of a share of Vishay common stock pursuant to the offer or the merger. Instead, each tendering stockholder who would otherwise be entitled to a fraction of a share of Vishay common stock, after combining all fractional shares to which such stockholder would otherwise be entitled, will receive cash in an amount equal to the product obtained by multiplying (i) the fraction of a share of Vishay common stock to which the holder would otherwise be entitled by (ii) the closing price of Vishay common stock as reported on the NYSE on the expiration date of the offer.

Siliconix Restricted Common Stock

        Prior to Siliconix's bankruptcy reorganization in 1990, the Siliconix board of directors authorized the sale of restricted common stock to certain key employees and directors for initial payments below market values. No shares of Siliconix restricted common stock have been issued under this plan since 1990. On April 11, 2005, there were 160,966 shares of Siliconix restricted common stock outstanding.

        All of the outstanding shares of Siliconix restricted common stock are fully vested. Vested shares of Siliconix restricted common stock are subject to Siliconix's lifetime right of first refusal to purchase the shares for cash at the fair market value on the date of sale. In the event Siliconix declines to purchase the shares, the shares can be sold on the open market, and the holder is obligated to pay a fixed amount of $1.02 per share (an amount determined under the Siliconix 1990 plan of reorganization) to Siliconix. Siliconix has never exercised its repurchase rights related to these restricted shares.

        In the event that a holder of Siliconix restricted common stock tenders restricted shares pursuant to the offer, or in the event of a short-form merger, the holders of Siliconix restricted common stock will be obligated to pay $1.02 per share to Siliconix. These holders may elect to either

  •
  remit a cash payment directly to Siliconix incorporated (c/o Corporate Secretary; 2201 Laurelwood Road; Santa Clara, CA 95054), or

  •
  request the exchange agent to withhold the number of shares of Vishay common stock equivalent to $1.02 per share of Siliconix restricted common stock, determined using the closing price of Vishay common stock as reported on the NYSE on the expiration date of the offer.

        The shares of Vishay common stock to be issued in exchange for shares of Siliconix restricted common stock will bear no restrictions.

Procedure for Tendering Shares

        For you to validly tender Siliconix shares pursuant to our offer—

  •
  a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and

  •
  certificates for tendered Siliconix shares must be received by the exchange agent at such address or those Siliconix shares must be tendered pursuant to the procedures for book-entry transfer set forth below, and a book-entry confirmation of receipt of such tender received, in each case before the expiration date, or

  •
  you must comply with the guaranteed delivery procedures set forth below.

        The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Siliconix shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

        The exchange agent will establish an account with respect to the Siliconix shares at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Siliconix shares by causing DTC to transfer such Siliconix shares into the exchange agent's account in accordance with DTC's procedure for the transfer. However, although delivery of Siliconix shares may be effected through book-entry at DTC, the letter of transmittal or a manually signed facsimile thereof, with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus prior to the expiration date of the offer, or the guaranteed delivery procedures described below must be followed.

        Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Siliconix shares are tendered either by a registered holder of Siliconix shares who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible institution. By "eligible institution," we mean a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Exchange Act.

        If the certificates for Siliconix shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged Siliconix shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

        The method of delivery of Siliconix share certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. In all cases, you should allow sufficient time to ensure timely delivery.

        To prevent backup federal income tax withholding with respect to cash in lieu of a fraction of a share of Vishay common stock received pursuant to the offer, you must provide the exchange agent with your correct taxpayer identification number and certify that you are not subject to backup withholding of federal income tax by completing the Substitute Form W-9 included in the letter of transmittal. Some stockholders (including, among others, all corporations and some foreign individuals) are not subject to backup withholding. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit a Form W-8BEN (or other appropriate Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. Additional information regarding backup withholding is provided in the letter of transmittal.

Withdrawal Rights

        Siliconix shares tendered pursuant to the offer may be withdrawn at any time prior to the applicable expiration date and, unless we have previously accepted them pursuant to the offer, may also be withdrawn at any time after June 10, 2005.

        For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of Siliconix shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those Siliconix shares. If Siliconix shares have been tendered pursuant to the procedures for book-entry tender discussed under "Procedure for Tendering Shares," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Siliconix shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Siliconix shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

        An eligible institution must guarantee all signatures on the notice of withdrawal unless the Siliconix shares have been tendered for the account of an eligible institution.

        Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any Siliconix shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn Siliconix shares by following one of the procedures discussed under "Procedure for Tendering Shares" or "Guaranteed Delivery" at any time prior to the expiration date.

Guaranteed Delivery

        If you wish to tender Siliconix shares pursuant to the offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your Siliconix shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

  •
  you make your tender by or through an eligible institution;

  •
  a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date; and

  •
  the certificates for all tendered Siliconix shares (or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal or a manually signed facsimile with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and all other documents required by the letter of transmittal are received by the exchange agent within three NASDAQ National Market trading days after the date of execution of the notice of guaranteed delivery.

        You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent. You must include a guarantee by an eligible institution in the form set forth in that notice.

        In all cases, we will exchange Siliconix shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for Siliconix shares, or timely confirmation of a book-entry transfer of those Siliconix shares into the exchange agent's account at DTC as described above, a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof, or an agent's message in connection with a book-entry transfer, and any other required documents.

Effect of Tender

        By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Siliconix shares tendered and accepted for exchange by us and with respect to any and all other Siliconix shares and other securities issued or issuable in respect of the Siliconix shares on or after April 12, 2005. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit shares of Vishay common stock for Siliconix shares that you have tendered with the exchange agent. All such proxies shall be considered coupled with an interest in the tendered Siliconix shares and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies, and, if given, they will not be deemed effective. Our designees will, with respect to the Siliconix shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Siliconix's stockholders or otherwise. We reserve the right to require that, in order for Siliconix shares to be deemed validly tendered, immediately upon our exchange of those Siliconix shares, we must be able to exercise full voting rights with respect to such Siliconix shares.

        We will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Siliconix shares, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Siliconix shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. No tender of Siliconix shares will be deemed to have been validly made until all defects and irregularities in tenders of Siliconix shares have been cured or waived. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Siliconix shares or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer, including the letter of transmittal and its instructions thereto, will be final and binding.

        The tender of Siliconix shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

Material U.S. Federal Income Tax Consequences

        The following discussion is a summary of the material U.S. federal income tax consequences of the exchange of Siliconix common stock for Vishay common stock in the offer and, if consummated, merger. The discussion which follows is based on the U.S. Internal Revenue Code of 1986, as amended, treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed in this document. The discussion below is also based on representations made by Vishay and Vishay TEMIC. If any of these representations is inaccurate, the tax consequences of the offer and merger could differ from those described in this document.

        The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-U.S. tax laws. In addition, the discussion below relates to persons who hold Siliconix common stock and will hold Vishay common stock as capital assets. The tax treatment of a Siliconix stockholder may vary depending upon such stockholder's particular situation, and certain stockholders may be subject to special rules not discussed below, including for example, partners of partnerships that hold Siliconix common stock or will hold Vishay common stock, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and individuals who received Siliconix common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not address the tax consequences to any Siliconix stockholder who is a not a U.S. Holder or who exercises appraisal rights.

        As used in this section, a "U.S. Holder" means a beneficial owner of Siliconix common stock who exchanges Siliconix common stock for Vishay common stock and who is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the U.S.;

  •
  a corporation, partnership or other entity treated as such for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any political subdivision thereof;

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust:

  1.
  if, in general, a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or

  2.
  that has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

        In the opinion of Kramer Levin Naftalis & Frankel LLP, based upon representations made by Vishay and Vishay TEMIC and on certain assumptions set forth in such opinion and as further qualified therein, (i) the exchange of Siliconix common stock for Vishay common stock in the offer and, if consummated, merger will constitute a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code and (ii) Vishay, Vishay TEMIC and Siliconix will each be a party to the reorganization. As a result:

  •
  Siliconix stockholders will not recognize any income, gain or loss on the exchange of Siliconix common stock for Vishay common stock in the offer and/or merger (except for cash received in lieu of fractional shares);

  •
  the tax basis to a Siliconix stockholder of the Vishay common stock received in exchange for Siliconix common stock pursuant to the offer and/or merger, including any fractional share interest in Vishay common stock for which cash is received, will equal such Siliconix stockholder's tax basis in the Siliconix common stock surrendered in exchange therefor;

  •
  the holding period of a Siliconix stockholder for the Vishay common stock received pursuant to the offer and/or merger, including any fractional share interest in Vishay common stock for which cash is received, will include the holding period of the Siliconix common stock surrendered in exchange therefor;

  •
  a Siliconix stockholder who receives cash in lieu of a fraction of a share of Vishay common stock pursuant to the offer and/or merger will be treated as having received such cash in redemption of such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the Siliconix stock allocable to such fractional share; and

  •
  no income, gain or loss will be recognized by Vishay, Vishay TEMIC or Siliconix as a result of the transfer to Siliconix stockholders of the Vishay common stock provided by Vishay to Vishay TEMIC pursuant to the offer and merger.

Purpose of the Offer; The Merger; Appraisal Rights

        We are making the offer in order to acquire all of the outstanding shares of Siliconix common stock that we do not own. Our offer is conditioned on, among other things, the tender of at least a majority of the outstanding publicly held Siliconix shares. If that condition is satisfied and if the offer is consummated, we will own more than 90% of the outstanding common stock of Siliconix. Under Delaware law, this would allow us to effect a "short-form" merger of Siliconix with the subsidiary of Vishay holding the Siliconix shares without stockholder approval. We will effect such a short-form merger, as soon as practicable after consummation of the offer, with the surviving company becoming a wholly owned subsidiary of Vishay. To effect the merger, Vishay TEMIC would contribute all of the shares of Siliconix common stock to a wholly owned subsidiary of Vishay TEMIC and that subsidiary would merge with and into Siliconix.

        Although we currently intend to effect the short-form merger following consummation of the offer, we would not effect the merger if a court prevented us from doing so, and we could delay the merger during the pendency of litigation seeking to enjoin us from doing so.

        If the short-form merger takes place and you have not validly tendered your Siliconix shares in the offer, your shares will be exchanged for the same consideration per Siliconix share you own that you would have received, without interest, if you had tendered your shares in the offer, unless you properly perfect your appraisal rights under Delaware law.

        If we were to consummate the offer but not effect the short-form merger, the liquidity of and market for the remaining publicly held Siliconix shares, and the rights of the holders of those shares could be adversely affected. The Siliconix common stock is currently listed on the NASDAQ National Market. Depending upon the number of Siliconix shares purchased in the offer, the Siliconix common stock may no longer meet the requirements for continued listing and may be delisted from the NASDAQ National Market. It is possible that the Siliconix common stock would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the Siliconix stock and the availability of such quotations would, however, depend upon the number of holders of the Siliconix stock remaining at such time, the interests in maintaining a market in the Siliconix stock on the part of securities firms, the possible termination of registration of the Siliconix stock under the Exchange Act, as described below, and other factors.

        The Siliconix common stock is currently registered under the Exchange Act. This registration may be terminated upon application of Siliconix to the SEC if there are fewer than 300 holders of record of the Siliconix stock. The termination of the registration of the Siliconix common stock under the Exchange Act would substantially reduce the information required to be furnished by Siliconix to its stockholders and to the SEC. It would also make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders' meetings, the related requirement of an annual report to stockholders, and the requirements of Rule 13e-3 with respect to going private transactions, no longer applicable.

        The shares of Siliconix common stock are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System. This has the effect, among other things, of allowing brokers to extend credit on the Siliconix common stock as collateral. Depending on factors similar to those described above regarding listing and market quotations, it is possible the Siliconix stock would no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations. If registration of the Siliconix common stock under the Exchange Act were terminated, the Siliconix stock would no longer be "margin securities."

Appraisal Rights

        Under Delaware law, Siliconix stockholders do not have appraisal rights in connection with the offer. The following summarizes provisions of Delaware law regarding appraisal rights that would be applicable in the event of a short-form merger. This discussion is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, which contains the Delaware appraisal statute. A copy of this provision is attached to this document as Annex A. If you fail to take any action required by Delaware law, your rights to an appraisal will be waived or terminated.

Notification of Merger's Effectiveness

        Either before the effective time of the merger or within ten days thereafter, Siliconix will send notice of the effectiveness of the merger and the availability of appraisal rights to each Siliconix stockholder (other than Vishay or its subsidiaries).

Electing Appraisal Rights

        To exercise appraisal rights, the record holder of Siliconix common stock must, within 20 days after the date of mailing of such notice, deliver a written demand for appraisal to Siliconix. This demand must reasonably inform Siliconix of the identity of the holder of record and that the stockholder demands appraisal of his, her or its shares of Siliconix common stock.

        A demand for appraisal must be delivered to: Corporate Secretary, Siliconix incorporated, 2201 Laurelwood Road, Santa Clara, California 95054.

Only Record Holders May Demand Appraisal Rights

        Only a record holder of Siliconix common stock is entitled to demand appraisal rights. The demand must be executed by or for the record holder, fully and correctly, as the holder's name appears on the holder's stock certificates.

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  If the Siliconix common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity.

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  If the Siliconix common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners.

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  An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record. The agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners of record.

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  A holder of record, such as a broker, who holds common stock as a nominee for beneficial owners, may exercise a holder's right of appraisal with respect to common stock held for all or less than all of such beneficial owners. In that case, the written demand should set forth the number of shares of common stock covered by the demand. If no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock standing in the name of the record holder.

Court Petition Must Be Filed

        Within 120 days after the effective time of the merger, the surviving corporation in the merger or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Siliconix common stock. A stockholder seeking to exercise appraisal rights should initiate all necessary action to perfect its rights within the time periods prescribed by Delaware law.

Appraisal Proceeding by Delaware Court

        If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine which of the stockholders are entitled to appraisal rights. The court will appraise the common stock owned by the stockholders and determine its fair value. In determining fair value, the court may consider a number of factors including market values of Siliconix's stock, asset values and other generally accepted valuation considerations, but will exclude any element of value arising from the accomplishment and expectation of the merger. The court will also determine the amount of interest, if any, to be paid upon the value of the common stock to the stockholders entitled to appraisal.

        The value determined by the court for Siliconix common stock could be more than, less than, or the same as the merger consideration, but the form of the consideration payable as a result of the appraisal proceeding would be cash. The court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including reasonable attorney's fees and expenses and reasonable fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all common stock entitled to appraisal.

Effect of Appraisal Demand on Voting and Right to Dividends

        Any stockholder who has duly demanded an appraisal in compliance with Delaware law will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose. The shares subject to the demand will not be entitled to dividends or other distributions, other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time.

Loss, Waiver or Withdrawal of Appraisal Rights

        Holders of Siliconix common stock lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger. A stockholder will also lose the right to an appraisal by delivering to the surviving corporation a written withdrawal of such stockholder's demand for an appraisal. In addition, any attempt to withdraw that is made more than 60 days after the effective time requires the written approval of the surviving corporation. If appraisal rights are not perfected or a demand for appraisal rights is timely withdrawn, a stockholder will be entitled to receive the consideration otherwise payable pursuant to the merger, without interest. The number of shares of Vishay common stock, and cash in lieu of a fraction of a share of Vishay common stock, delivered to such stockholder will be based on the same exchange ratio utilized in the offer and the merger, regardless of the market price of Vishay shares at the time of delivery.

Dismissal of Appraisal Proceeding

        If an appraisal proceeding is timely instituted, such proceeding may not be dismissed as to any stockholder who has perfected a right of appraisal without the approval of the court.

Conditions of the Offer

        The offer is subject to a number of conditions, which are described below. These conditions must be satisfied or, where permissible, waived prior to the expiration date of the offer for the offer to be consummated:

Minimum Condition

        There must be validly tendered and not properly withdrawn prior to the expiration of the offer a number of Siliconix shares which constitutes at least a majority of the total number of outstanding Siliconix shares of common stock (excluding those shares held by Vishay or its subsidiaries) on a fully diluted basis as of the date that we accept the Siliconix shares pursuant to the offer. Based on information available to Vishay, the number of Siliconix shares needed to satisfy the minimum condition as of the date of this document is 2,924,521.

Registration Statement Effectiveness Condition

        The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

Listing Condition

        The Vishay common stock issuable in the offer must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

Other Conditions of the Offer

        The offer is also subject to the conditions that, at the time of the expiration date of the offer, none of the following shall have occurred and be continuing which, in our good faith judgment, regardless of the circumstances, makes it inadvisable to proceed with the offer:

          1.     there shall be in effect an injunction, order, decree, judgment or ruling by a governmental authority of competent jurisdiction or a statute, rule, regulation or order shall have been promulgated or shall have been enacted by a governmental authority of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the offer or the consummation of the merger, (ii) prohibits or restricts our or any of our subsidiaries' or affiliates' ownership or operation of any portion of Siliconix's business or assets, or which would substantially deprive us and/or our affiliates or subsidiaries of the benefit of ownership of Siliconix's business or assets, or compels us (or any of our affiliates or subsidiaries) to dispose of or hold separate any portion of Siliconix's business or assets or which would substantially deprive us and/or our affiliates or subsidiaries of the benefit of ownership of Siliconix's business or assets, (iii) imposes material limitations on our ability to acquire, hold or exercise full rights of ownership of the Siliconix shares, including, the right to vote Siliconix shares, or (iv) imposes any material limitations on our ability and/or our affiliates' or subsidiaries' ability to control in any material respect the business and operations of Siliconix; or

          2.     there shall have been instituted, pending or threatened any litigation or other legal action by or before any court or other governmental authority seeking to restrain or prohibit the making or consummation of the offer or the consummation of the merger or to impose any other restriction, prohibition or limitation referred to in the above paragraph 1 or to impose any liability on Vishay, Siliconix or their affiliates in these respects; or

          3.     there shall have occurred (i) any general suspension of, or limitation on prices for, trading in the Siliconix common stock on NASDAQ or the trading of the Vishay common stock on the NYSE, or (ii) a declaration of a banking moratorium or any general suspension of payments in respect of banks in the United States; or

          4.     Siliconix shall have filed for bankruptcy or another person shall have filed a bankruptcy petition against Siliconix which is not dismissed within two business days.

        The conditions to the offer are for our sole benefit and may be waived by us, in whole or in part at any time and from time to time prior to the expiration date of the offer, in our sole discretion, other than the minimum condition, the registration statement effectiveness condition or the listing condition described above. Our failure to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the expiration date of the offer.

Certain Legal Matters and Regulatory Approvals

        General.    Except as set forth herein, we are not aware of any license or regulatory permit that appear to be material to the business of Siliconix and its subsidiaries, taken as a whole, that might be materially adversely affected by our acquisition of Siliconix shares, or of any filing approval or other action by or with any governmental entity or administrative or regulatory agency that would be required for our acquisition or ownership of Siliconix shares. Should any such approval or other action be required, we presently contemplate that such approval or other action will be sought. While, except as otherwise described in this prospectus, we do not presently intend to delay the acceptance for exchange of, or exchange of, shares tendered pursuant to the offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that failure to obtain any such approval or other action might not result in consequences adverse to Siliconix's business or that certain parts of Siliconix's business might not have to be disposed of, or other substantial conditions complied with, in the event that such approvals were not obtained or such other actions were not taken or in order to obtain any such approval or other action. We intend to make all required filings under the Exchange Act.

        State Takeover Laws.    A number of states have adopted takeover laws and regulations which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations which are incorporated in such states or which have substantial assets, stockholders, principal executive offices or principal places of business therein. We have not attempted to comply with any state takeover statutes in connection with the offer. We reserve the right to challenge the validity or applicability of any state law allegedly applicable to the offer, and nothing in this prospectus nor any action taken in connection herewith is intended as a waiver of that right. In the event that it is asserted that one or more takeover statutes apply to the offer, and it is not determined by an appropriate court that such statute or statutes do not apply or are invalid as applied to the offer, as applicable, we may be required to file certain documents with, or receive approvals from, the relevant state authorities, and we might be unable to accept for payment or purchase shares tendered pursuant to the offer or be delayed in continuing or consummating the offer. In such case, we may not be obligated to accept for purchase, or pay for, any shares tendered. See "Other Conditions of the Offer" above.

        Siliconix is incorporated under the laws of the State of Delaware. In general, Section 203 of the DGCL prevents an "interested stockholder" (including a person who owns or has the right to acquire 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (defined to include mergers and certain other actions) with a Delaware corporation for a period of three years following the time such person becomes an interested stockholder unless, among other exceptions, the "business combination" is approved by the board of directors of such corporation prior to such time. Vishay has held its interest in Siliconix for more than three years, so Section 203 of the DGCL should not apply to this offer or the merger.

        Non-U.S. Approvals.    We are unaware of any requirement for the filing of information with, or the obtaining of the approval or consent of, governmental authorities in any non-U.S. jurisdiction that is applicable to the offer or the merger.

Certain Effects of the Offer

        Effects on the Market.    We intend to cause the delisting of the Siliconix shares from NASDAQ following consummation of the offer and the short-form merger. See "Purpose of the Offer; The Merger; Appraisal Rights" for a discussion of the possibility that the Siliconix common stock could be delisted from NASDAQ if the offer is consummated but the merger is not effected.

        Exchange Act Registration.    The shares of Siliconix common stock are currently registered under the Exchange Act. If the offer and the merger are consummated, we will terminate registration of the Siliconix shares under the Exchange Act. See "Purpose of the Offer; The Merger; Appraisal Rights" for a discussion of the possibility that the Siliconix common stock could be deregistered under the Exchange Act if the offer is consummated but the merger is not effected.

        Financing of the Offer.    The securities required to consummate the offer come from Vishay's authorized but unissued shares. Vishay's fees and expenses in connection with the offer, excluding litigation costs and costs of Siliconix which would be included in Vishay's consolidated financial statements, are estimated to be approximately $750,000, including the SEC filing fee and the fees of the information agent, the exchange agent, the financial printer, counsel, auditors, and other professionals. We will obtain all of such funds from Vishay's available capital resources.

        Going Private Transactions.    The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the purchase of Siliconix shares pursuant to an offer in which Vishay seeks to acquire the remaining shares not held by Vishay or its subsidiaries. Rule 13e-3 requires, among other things, that certain financial information concerning the target and certain information relating to the fairness of the proposed transaction and the consideration offered to minority stockholders in such transaction be filed with the SEC and disclosed to stockholders prior to consummation of the transaction. We believe that Rule 13e-3 will not be applicable to the offer and the merger pursuant to Rule 13e-3(g)(2) under the Exchange Act, because the stockholders of Siliconix will be receiving common stock of Vishay that is registered under the Exchange Act and listed on the NYSE.

        Plans for Siliconix.    Siliconix's products are currently marketed through Vishay's worldwide distribution system. Following the consummation of the offer and the merger, we expect to initiate a review of Siliconix and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel. As a result of this review, we may determine to make changes in the business of Siliconix to better organize, integrate and coordinate the activities of Siliconix and Vishay. We may in the future also consider transactions such as the disposition or acquisition of material assets, alliances, joint ventures, other forms of co-operation with third parties or other extraordinary transactions affecting Siliconix or its operations.

Relationships with Siliconix

        Siliconix maintains various agreements, transactions and relationships with Vishay. All agreements and relationships with Vishay are reviewed and approved by the directors serving on the Siliconix board of directors who are not affiliated with Vishay. In considering whether to tender your shares in the offer, you should be aware of certain agreements, transactions, and relationships between Vishay and Siliconix in addition to those referred to above in "Background of the Offer."

Sale of Vishay Semiconductor Itzehoe GmbH

        In the second half of 2003 and the first half of 2004, Siliconix experienced high levels of customer demand and was unable to meet this demand solely from its internal manufacturing capacity. Siliconix's manufacturing strategy is to supply approximately 80% of customer demand from internal capacity, and to rely on foundries and assembly and testing subcontractors to meet the other 20% of customer demand. This strategy enables Siliconix to deal with the fluctuating cycles of the semiconductor industry; however, for the years ended December 31, 2004 and 2003, Siliconix's use of subcontractors was higher than its 20% guideline due to the high customer demand. Some of the subcontractors used during this period were other Vishay affiliates, including Vishay Semiconductor Itzehoe GmbH (VSIG).

        Siliconix considered various options to expand its front-end manufacturing operations. Management of Siliconix determined that the best alternative was to acquire VSIG and expand the production capabilities of the fabrication facility utilized by VSIG under an agreement with Fraunhofer Gesellschaft (FHG), an institute partially owned by the German government.

        On February 1, 2005, the board of directors of Siliconix approved the acquisition by Siliconix of VSIG. The acquired entity has been renamed "Siliconix Itzehoe GmbH". VSIG had been a wholly owned subsidiary of Vishay, and Siliconix Itzehoe GmbH is now a wholly owned subsidiary of Siliconix. The purchase price of EUR 7.5 million (approx. $10.2 million), which includes all assets and liabilities, was based on an independent appraisal performed on behalf of the board of directors of Siliconix, who approved the transaction. On February 7, 2005, Siliconix publicly announced that it plans to establish 8-inch wafer production capability at the Itzehoe facility.

        In accordance with U.S. generally accepted accounting principles regarding transfers of assets between companies under common control, Siliconix recorded the assets acquired and liabilities assumed at Vishay's net book value. Also in accordance with accounting principles for transfers of assets between companies under common control, the audited combined consolidated financial statements of Siliconix, which are included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004, present the combined activities of Siliconix and VSIG for all periods presented.

Sales Organizations

        Siliconix products are sold by the Vishay worldwide sales organizations that operate as three regionally-based legal entities. The three regions consist of North America, Europe, and Asia-Pacific. The aim of the Vishay sales structure is to unify the activities of the member companies, provide efficiencies by eliminating the duplication of functions, and bring greater value to end customers by allowing them to deal with one entity for their active and passive electronic component purchasing needs. Vishay sales organizations function as undisclosed agents of Siliconix, through commission arrangements at a fixed percentage of sales made in each region for all sales related functions, as described below. Commission rates are set at the beginning of each year based on budgeted selling expenses expected to be incurred by the Vishay sales organizations. The agreements between Siliconix and the Vishay sales organizations allow for periodic adjustment of the commission rates to account for differences between budgeted and actual selling expenses incurred.

        Effective from January 2001, Vishay Americas, Inc., a wholly owned subsidiary of Vishay, entered into an agreement to purchase Siliconix's accounts receivable for the North America region. Accounts receivable ownership for North America region sales is transferred to Vishay Americas, Inc. for a purchase price equal to the gross amount of the purchased receivables multiplied by a discount rate as soon as sales invoices are generated. The discount rate is set to reflect the assumption by Vishay Americas, Inc. of all bad debt risk and the costs of accounts receivable collection. Vishay Americas, Inc. pays for the receivables in cash no later than the end of the month in which receivables are generated. Accounts receivable transferred to Vishay Americas, Inc. were $69.4 million and $53.7 million in 2004 and 2003, respectively.

        Effective from July 2004, Siliconix and Vishay modified their agreement regarding collection of accounts receivable in Europe. The amended agreement, which is similar to the arrangement for the North America region, transfers the accounts receivable ownership to Vishay Semiconductor GmbH for a purchase price equal to the gross amount of the purchased receivables multiplied by a discount rate as soon as sales invoices are generated. The discount rate is set to reflect the assumption by Vishay Semiconductor GmbH of all bad debt risk and the costs of accounts receivable collection. Vishay Semiconductor GmbH pays for the receivables in cash no later than the end of the month in which receivables are generated. Accounts receivable transferred to Vishay Semiconductor GmbH were $34.1 million in 2004.

        In the Asia-Pacific region, Vishay receives a sales commission, but the ownership of all receivables, including bad debt risk, remains with Siliconix.

        Discounts received by Vishay affiliates on their purchase of receivables, and commissions paid to Vishay affiliates for North America, Europe, and Asia-Pacific sales and related activities, totaled $18.4 million, $18.1 million, and $16.9 million, in 2004, 2003, and 2002, respectively. The discounts and commission amounts, averaging less than 5% of sales, are included in related party selling, marketing, and administrative expenses in the combined consolidated statements of operations included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004. The increase in discounts and commissions in 2004 as compared to 2003 was due to increased sales and a discount rate increase to compensate for the assumption of bad debt risk in the Europe region, largely offset by a reduction in rates in the North America and Asia-Pacific regions. The increase in discounts and commissions in 2003 as compared to 2002 was due to increased sales, and an increase in the rates paid in the North America region. Average discount and commission rates paid in the North America region were 7.5%, 8.5% and 7.5% in 2004, 2003 and 2002, respectively. Average discount (2004 only) and commission rates paid in the Europe region were 5.1%, 4.5% and 5.4% in 2004, 2003 and 2002, respectively. Average commission rates paid in the Asia-Pacific region were 3.0%, 3.9% and 3.9% in 2004, 2003 and 2002, respectively.

Subcontract Manufacturing

        Beginning in 2001, a wholly owned subsidiary of Vishay in Israel was engaged to provide assembly and testing subcontract services to Siliconix. Subcontractor fees paid were $13.5 million in 2004, $8.9 million in 2003, and $5.0 million in 2002. Subcontractor fees are included in cost of sales in the combined consolidated statements of operations included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004. The increases in subcontractor fees were primarily attributable to increased customer demand.

        In 1996, Siliconix, through its affiliate in Itzehoe, Germany, entered into an agreement with FHG, for the use of the FHG wafer fabrication facility in Itzehoe, Germany until December 31, 2007. This affiliate, renamed Vishay Semiconductor Itzehoe GmbH (VSIG), was acquired by Vishay concurrently with Vishay's acquisition of its 80.4% interest in Siliconix in 1998. During 2004, 2003, and 2002, VSIG provided wafer fabrication subcontract services to Siliconix. Subcontractor fees were $33.2 million,

$28.7 million and $23.8 million, respectively. As described above, the combined consolidated financial statements included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004 include the accounts of Siliconix and VSIG for all periods presented. These transactions between Siliconix and VSIG have been eliminated in consolidation.

Administrative Service Sharing Agreements

        Siliconix and VSIG have entered into certain service sharing agreements with Vishay and certain of its affiliates. Administrative expenses primarily relate to personnel, insurance, logistics, other overhead functions, corporate IT support, and network communications support are shared and then allocated to the appropriate party on a periodic basis. During 2004, 2003 and 2002, related parties reimbursed Siliconix $2.7 million, $5.4 million, and $6.2 million, respectively, for administrative expenses incurred by Siliconix on their behalf. During the same periods, Siliconix reimbursed related parties $13.9 million, $15.8 million, and $8.0 million, respectively, for administrative expenses incurred by related parties on Siliconix's behalf. VSIG reimbursed related parties $0.2 million in each of 2004, 2003 and 2002 for administrative expenses incurred by related parties on VSIG's behalf. These administrative reimbursements and payments are included in related party selling, marketing, and administrative expenses in the combined consolidated statements of operations included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004.

Centralized Payment Services

        Vishay maintains a centralized payment system for Asian accounts payable. In 2003, Vishay created a centralized payment system for U.S. accounts payable and U.S. payroll. The liabilities are recorded on Siliconix's books, but are paid by Vishay. Siliconix reimburses actual amounts paid by Vishay. Amounts reimbursed by Siliconix were $145.0 million, $123.4 million and $108.6 million for Asian accounts payable in 2004, 2003 and 2002, respectively. Amounts reimbursed by Siliconix for U.S. accounts payable were $178.9 million in 2004 and $109.8 million in 2003. Amounts reimbursed by Siliconix for U.S. payroll were $54.0 million in 2004 and $59.4 million in 2003.

        Additionally, in 2004 and 2003, Siliconix reimbursed $4.6 million and $4.4 million, respectively, of third-party warehouse costs paid by Vishay on behalf of Siliconix. In prior years, these amounts were directly billed to Siliconix by the third-party warehouse.

        Vishay's European operations participate in a cash pooling arrangement. All cash receipts and payments are recorded by a single European affiliate, and all other entities maintain an intercompany receivable or payable balance with that affiliate. At December 31, 2004 and 2003, VSIG had net payables of $13.7 million and $9.6 million, respectively, to a European affiliate of Vishay under this cash pooling arrangement. The net payable balance resulted from cash expenditures for capital equipment over several periods. VSIG incurred interest of $0.6 million, $0.5 million, and $1.2 million for 2004, 2003, and 2002, respectively, on its outstanding cash pooling balance to an affiliate of Vishay. Subsequent to a short transition period in 2005, VSIG's cash pooling arrangement with Vishay's European affiliate will be terminated and the liability outstanding under the cash pooling arrangement will be settled.

Management Fees

        Management fees paid by Siliconix to Vishay were $2.9 million, $1.9 million, and $1.8 million, during 2004, 2003, and 2002, respectively. These management fees are primarily related to services provided by the Vishay corporate office, including accounting matters for all SEC filings, investor relations, tax services, cash management, legal services, and the handling of insurance coverage on a global basis. These fees are included in selling, marketing, and administrative expenses in the combined consolidated statements of operations included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004.

        Management fees paid by VSIG to European affiliates of Vishay were $0.1 million in 2004 and $0.2 million in both 2003 and 2002. These management fees are primarily related to services provided by Vishay's European regional operations, including accounting, cash management, legal services, insurance, and tax services. These fees are included in selling, marketing, and administrative expenses in the combined consolidated statements of operations included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004.

Sales to Affiliates of Vishay

        Product sales to Vishay and its affiliates were approximately $0.8 million, $0.1 million, and $0.1 million during 2004, 2003, and 2002, respectively. These amounts are included in net sales in the combined consolidated statements of operations included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004.

Notes Receivable

        Siliconix had a short-term loan agreement with Vishay under which it could, from time to time, advance money to Vishay. All notes under this loan agreement were callable by Siliconix at any time. Interest income related to promissory notes was $0, $90,000, and $25,000 during 2004, 2003, and 2002, respectively. These amounts are included in interest income in the combined consolidated statements of operations included in the Siliconix Annual Report on Form 10-K for the year ended December 31, 2004. In December 2002, Siliconix received a related party promissory note under the loan agreement for $75 million, which was callable by Siliconix at any time and bore an interest rate of 3.025%. This promissory note was fully repaid on January 2, 2003.

        In March 2003, Siliconix received a related party promissory note under the loan agreement for $70 million, which was callable by Siliconix at any time and bore an interest rate of 3.0%. This promissory note was fully repaid on April 2, 2003. In June 2003, Siliconix received a related party promissory note under the loan agreement for $70 million, which was callable by Siliconix at any time and bore an interest rate of 2.75%. This promissory note was fully repaid on July 1, 2003.

        This short-term loan agreement with Vishay expired on January 2, 2005. During the period July 1, 2003 through January 2, 2005, there were no amounts outstanding related to this loan agreement.

Stock Options

        Siliconix does not have any stock option or stock purchase plans, although options to purchase shares of common stock of Vishay have been issued to certain executive officers under the Vishay Intertechnology Stock Option Program. No such options, however, have been granted during the years ended December 31, 2004, 2003 and 2002.

Other Matters Regarding Relationships with Siliconix

        Since the resignation of Siliconix's chief financial officer on June 16, 2000, William M. Clancy, Senior Vice President—Corporate Controller of Vishay, has been the principal accounting officer of Siliconix, authorized to sign documents to be filed with or furnished to the SEC by Siliconix.

        Except as set forth in this prospectus, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates—

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  has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Siliconix, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of Siliconix, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, or the giving or withholding of proxies,

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  has engaged in contacts, negotiations or transactions with Siliconix or its affiliates concerning a merger, consolidation, acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets, or

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  has had any other transaction with Siliconix or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

        Except for the shares of Siliconix common stock that we own as disclosed in this prospectus, neither we nor any of our affiliates beneficially own any Siliconix shares or have effected any transaction in the shares within the past 60 days.

Accounting Treatment

        The merger will be accounted for at historical costs, with the exception of the Siliconix minority interest acquired in the offer. The Siliconix minority interest acquired will be accounted for under the purchase method of accounting in accordance with United States generally accepted accounting principles. Accordingly, the cost to acquire the Siliconix minority interest in excess of its carrying value will be allocated on a pro rata basis to the assets acquired and liabilities assumed based on their fair values, with any excess being allocated to goodwill. The goodwill recorded will not be amortized, but will be tested at least annually for impairment.

        The acquisition of the Siliconix common stock not owned by Vishay would not be considered a material acquisition to Vishay pursuant to Regulation S-X Rule 11-01 and, accordingly, Vishay is not required to include pro forma financial information in this prospectus, except as provided in "Comparative Per Share Information" on page 22.

Fees and Expenses

        We have retained MacKenzie Partners, Inc. as the information agent in connection with the offer. The information agent may contact holders of Siliconix shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of Siliconix shares. We will pay the information agent customary fees for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

        In addition, we have retained American Stock Transfer and Trust Company as the exchange agent. We will pay the exchange agent reasonable and customary fees for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

        Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Siliconix shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

INTERESTS OF CERTAIN PERSONS

        In considering whether to tender your shares in the offer, you should be aware of interests of certain persons as described below in connection with the offer and the merger.

        Mr. Glyndwr Smith, chairman of the board of Siliconix, is a management employee of Vishay. Mr. Smith owns 1,482 shares and 48,750 options to purchase shares of Vishay common stock.

        Mr. Thomas C. Wertheimer is a director and chairman of the audit committee of the board of directors of both Vishay and Siliconix and owns 1,400 shares of Vishay common stock.

        Mr. Timothy V. Talbert, a director of Siliconix and member of the special committee, was employed by Comerica Bank and its predecessor Manufacturers Bank for over 20 years prior to 1997. During his tenure with the bank, Mr. Talbert provided many banking services to Vishay and served as relationship manager for Vishay, and ultimately lead relationship manager, from 1981 to 1992. Prior to 1981, he worked episodically for the bank on leasing transactions for Vishay. Also while with the bank, Mr. Talbert helped arrange financing for one of Vishay's acquisitions and worked personally with Dr. Felix Zandman, then Vishay's president, in connection with such acquisition. Mr. Talbert has had no relationship with Vishay since 1992. Mr. Talbert and his wife have held 2,014 shares of Vishay stock in individual retirement accounts for over ten years.

        Mr. Hanspeter Eberhardt served as senior vice president of the semiconductor division of TEMIC Telefunken Microelectronic GmbH from 1993 to 1998, prior to its acquisition by Vishay in March 1998, as part of the transaction in which Vishay acquired its controlling interest in Siliconix.

        As noted above, Siliconix does not maintain a stock option plan or stock purchase plan of its own. Certain Siliconix executive officers have received options to purchase Vishay common stock under Vishay's 1998 Stock Option Plan or other plans. King Owyang, the president and chief executive officer of Siliconix, owns options to purchase 102,500 shares of Vishay common stock and owns 4,261 shares of Siliconix common stock.

        Mr. Nick Bacile, an executive vice president and chief operating officer of Siliconix, owns options to purchase 35,000 shares of Vishay common stock and owns 45 shares of Siliconix common stock.

        The cost savings and possible financial improvements resulting from a combination of Siliconix and Vishay could benefit Siliconix's management, who might receive increased compensation, and the directors of Siliconix affiliated with Vishay, by virtue of the benefits of the transaction to Vishay.

COMPARISON OF RIGHTS OF HOLDERS OF SILICONIX COMMON STOCK
AND HOLDERS OF VISHAY COMMON STOCK

        Because Siliconix and Vishay are both organized under the laws of the State of Delaware, the differences in the rights of a Siliconix stockholder and the rights of a Vishay stockholder arise solely from differences in the organizational documents of Siliconix and Vishay, rather than from differences of law. The following summary highlights material differences between the current rights of holders of Vishay common stock and holders of Siliconix common stock. This summary does not purport to be a complete discussion of the certificates of incorporation and by-laws of Siliconix and Vishay and is qualified in its entirety by reference to these documents. Copies of each company's certificate of incorporation and by-laws have been filed with the SEC and are incorporated by reference to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" on page 61.

Siliconix	Vishay
Board of Directors
Size of Board
The by-laws of Siliconix provide that the number of directors shall be five.
The by-laws of Vishay provide that there shall be not less than three nor more than fifteen directors, except that, where all the shares of stock of the corporation are owned beneficially and of record by less than three stockholders, the number of directors may be less than three but not less than the number of such stockholders. Subject to the foregoing limitation, the number of directors may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be three. The number of directors may be increased or decreased by action of the stockholders or the directors.
The certificate of incorporation of Vishay provides that directors shall be elected annually, and except as set forth in this paragraph in connection with the initial classification of directors, shall serve for terms of three years. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class ("Class I") to expire at the 2004 annual meeting of stockholders, the term of office of the second class ("Class II") to expire at the 2005 annual meeting and the term of office of the third class ("Class III") to expire at the 2006 annual meeting. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term of office and until the election and qualification of their respective successors in office.

Quorum
The by-laws of Siliconix provide that, except as otherwise provided by applicable law, the certificate of incorporation or the by-laws, a majority of the directors shall constitute a quorum.
The by-laws of Vishay provide that a majority of the whole board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third of the whole board.
Removal of Directors

The by-laws of Siliconix provide that, at a special meeting of stockholders, the board of directors or any individual director may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.	In accordance with Delaware law applicable to companies with a staggered board, directors of Vishay may only be removed for cause by the stockholders of Vishay.
Filling of Board Vacancies

The by-laws of Siliconix provide that, except as otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified.	The by-laws of Vishay provide that vacancies may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.
Stockholders Meetings
Calling a Special Meeting

The by-laws of Siliconix provide that special meetings of stockholders may be called, for any purpose or purposes at any time, by the president, the board of directors or any holder or holders of shares entitled to cast no less than 10% of the votes at such meeting.	The by-laws of Vishay provide that special meetings of stockholders may be called by the directors or by any officer instructed by the directors to call the meeting.
Quorum Requirements

The by-laws of Siliconix provide that, except as otherwise provided by applicable law, the certificate of incorporation or the by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum at all meetings of stockholders. Any shares, the voting of which at
The by-laws of Vishay provide that, except as otherwise provided by applicable law or the by-laws, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders.

Siliconix	Vishay
any meeting has been enjoined, or which for any reason cannot be voted at such meeting, shall not be counted to determine a quorum at such meeting.
Certain Voting Requirements
The by-laws of Siliconix provide that, except as otherwise provided by applicable law, the certificate of incorporation or the by-laws, all action taken by a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.	The by-laws of Vishay provide that in the election of directors, a plurality of votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except as otherwise provided by the certificate of incorporation or applicable law.
Stockholder Action by Written Consent
The by-laws of Siliconix provide that, unless otherwise provided in the certificate of incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.	The certificate of incorporation and the by-laws of Vishay provide that any action required to be taken, or any action which may be taken, at any meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Amendments to Organizational Documents
Certificate of Incorporation
The certificate of incorporation of Siliconix provides that the corporation reserves the right to amend, alter, change or repeal any provision contained in the certificate of incorporation, in the manner prescribed by applicable law, and all rights conferred upon stockholders by the certificate of incorporation are granted subject to that reservation.	The certificate of incorporation of Vishay provides that any provisions therein may be amended, altered or repealed and any other provisions authorized under applicable law may be added or inserted as allowed by such law, and all rights conferred upon stockholders by the certificate of incorporation are granted subject to such provision.
By-laws
The by-laws of Siliconix provide that such by-laws may be repealed, altered or amended or new by-laws adopted by the stockholders. The certificate	The certificate of incorporation and the by-laws of Vishay provide that the power to make, alter and repeal by-laws and to adopt new by-laws, other than a by-law classifying directors for election for staggered terms, shall be vested in the board of

Siliconix	Vishay

of incorporation and by-laws of Siliconix provide that the board of directors shall also have the authority to repeal, alter or amend the by-laws, subject to the power of the stockholders to change or repeal the by-laws.	directors. Under Delaware law, the fact that such power has been conferred upon directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal by-laws.
Certain Arrangements with Creditors
The certificate of incorporation of Siliconix does not contain a comparable provision.
The certificate of incorporation of Vishay provides that whenever a compromise or arrangement is proposed between Vishay and its creditors or any class of them and/or between Vishay and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of Vishay or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for Vishay under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for Vishay under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of Vishay, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of Vishay, as the case may be, agree to any compromise or arrangement and to any reorganization of Vishay as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of Vishay, as the case may be, and also on Vishay.
Capitalization
Authorized Stock
The certificate of incorporation of Siliconix authorizes the issuance of 100,000,000 shares of common stock, par value $0.01. At April 11, 2005, 29,879,040 shares of Siliconix common stock were	The aggregate number of shares of capital stock which Vishay has authority to issue is 341,000,000 shares: 300,000,000 shares of common stock, par value $0.10 per share, and 40,000,000 shares of

Siliconix	Vishay
outstanding. Siliconix common stock is traded on the NASDAQ National Market.
Class B common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock have been issued. At April 11, 2005, there were 151,434,805 shares of common stock and 14,679,440 shares of Class B common stock outstanding.

After any required payment on shares of preferred stock and subject to any provisions of the certificate of incorporation, holders of common stock and Class B common stock are entitled to receive, and share ratably, on a per share basis, all dividends and other distributions declared by the board of directors of Vishay. In the event of a stock dividend or stock split, holders of common stock will receive shares of common stock and holders of Class B common stock will receive shares of Class B common stock. Neither the common stock nor the Class B common stock may be split, divided or combined unless the other is split, divided or combined equally.
Every holder of common stock is entitled to one vote for each share of common stock held, and every holder of Class B common stock is entitled to 10 votes for each share of Class B common stock held. The common stock and the Class B common stock vote together as one class on all matters subject to stockholder approval, except as set forth in the following sentence. The approval of the holders of a majority of the outstanding shares of common stock and of Class B common stock, each voting separately as a class, is required to authorize issuances of additional shares of Class B common stock other than in connection with stock splits and stock dividends.
Shares of Class B common stock are convertible into shares of common stock on a one-to-one basis at any time at the option of the holder thereof. The Class B common stock is not transferable except to the holder's spouse, certain of such holder's relatives, certain trusts established for the benefit of the holder, such holder's spouse or relatives, corporations and partnerships beneficially owned and controlled by the holder, such holder's spouse or relatives, charitable organizations and the holder's estate. Upon any transfer made in violation of those restrictions, shares of Class B common stock will be automatically converted into shares

Siliconix	Vishay

of common stock on a one-for-one basis. Shares of Class B common stock will also be deemed automatically converted into shares of common stock if the number of outstanding shares of Class B common stock falls below 300,000 shares (as adjusted for stock splits or stock dividends).
The common stock is listed on the New York Stock Exchange. There is no public market for shares of the Class B common stock. No shares of preferred stock are currently outstanding.

WHERE YOU CAN FIND MORE INFORMATION

        Vishay and Siliconix file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        You may also obtain copies of this information by mail from the Public Reference Room of the SEC.

        The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Vishay and Siliconix, who file electronically with the SEC. The address of that site is www.sec.gov.

        You can also inspect reports, proxy statements and other information about Vishay at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        Vishay filed a registration statement on Form S-4 to register with the SEC the Vishay common stock to be issued pursuant to the offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act to furnish certain information about the offer and the merger. You may obtain copies of the Form S-4 and the Schedule TO (and any amendments to those documents) in the manner described above.

        Siliconix is required to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 regarding the offer within ten business days from the commencement date of the offer and to disseminate this statement to Siliconix stockholders. You may obtain a copy of the Schedule 14D-9 after it is filed (and any amendments to that document) in the manner described above.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Vishay and Siliconix have previously filed with the SEC. These documents contain important information about Vishay and Siliconix and their finances.

VISHAY SEC FILINGS (FILE NO. 001-07416)	PERIOD
Annual Report on Form 10-K	Year ended December 31, 2004
The description of Vishay common stock as set forth in its Registration Statement on Form S-3, as amended (file no. 333-102507)	Filed on March 1, 2004
SILICONIX SEC FILINGS (FILE NO. 000-03698)	PERIOD
Annual Report on Form 10-K	Year ended December 31, 2004

        All documents filed by Vishay and Siliconix with the SEC from the date of this prospectus to the date that Siliconix shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) shall also be deemed to be incorporated by reference.

        Vishay has supplied all information contained or incorporated by reference in this document relating to Vishay and Vishay TEMIC. We have obtained the information contained in this document relating to Siliconix from Siliconix or from publicly available sources.

        You may also request copies of documents incorporated by reference from us, without charge, upon written or oral request to our information agent, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, collect at (212) 929-5500 or toll-free at (800) 322-2885. To obtain timely delivery of copies of these documents, you should request them no later than five business days prior to the expiration date of this offer. Unless the offer is extended, the latest you should request copies of these documents is May 5, 2005. We will mail these documents to you by first class mail, or another equally prompt means, within one business day after we receive your request.

LEGAL MATTERS

        The validity of the Vishay common stock to be delivered to Siliconix stockholders in connection with the offer and the merger will be passed upon by Kramer Levin Naftalis & Frankel LLP, counsel to Vishay.

        Certain legal matters in connection with the federal income tax consequences of the offer and the merger will be passed upon for Vishay by Kramer Levin Naftalis & Frankel LLP.

EXPERTS

        The consolidated financial statements of Vishay Intertechnology Inc. included in Vishay Intertechnology Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004, and Vishay Intertechnology Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which conclude, among other things, that Vishay Intertechnology Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein), included therein, and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The combined consolidated financial statements of Siliconix incorporated included in Siliconix's Annual Report (Form 10-K) for the year ended December 31, 2004 (including the schedule appearing therein), and Siliconix incorporated management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

MISCELLANEOUS

        The offer is being made solely by this prospectus and the related letter of transmittal and is being made to holders of all outstanding Siliconix shares (other than Vishay and its subsidiaries). We are not aware of any jurisdiction where the making of the offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the offer or the acceptance of shares pursuant thereto, we will make a good faith effort to comply with any such state statute. If, after such good faith effort, we cannot comply with any such state statute, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in such state. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

ANNEX A

Certain Information Concerning The
Directors and Executive Officers of Vishay

        The following table sets forth the name, current business address, present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of Vishay. Unless otherwise indicated, positions held shown in the following table are positions with Vishay. Except as set forth below, each such person is a citizen of the United States of America. None of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Except as otherwise noted, the current business address for each person listed below is c/o Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2143.

Name and Position Held	Present Principal Occupation or Employment and Five-Year Employment History and Address
Felix Zandman Chairman of the Board, Chief Technical and Business Development Officer and Director	Dr. Zandman, a founder of Vishay, has been Chairman of the Board since March 1989 and has been a Director of Vishay since its inception in 1962. Dr. Zandman became Chief Technical and Business Development Officer effective January 1, 2005. Dr. Zandman was Chief Executive Officer of Vishay since its inception in 1962 through December 31, 2004, when Dr. Gerald Paul was appointed Chief Executive Officer. Dr. Zandman had been President of Vishay from its inception until March 16, 1998.
Gerald Paul Chief Executive Officer, President, Chief Operating Officer and Director
Dr. Paul was appointed Chief Executive Officer effective January 1, 2005. Dr. Paul has served as a Director of Vishay since May 1993, has been Chief Operating Officer and an Executive Vice President of Vishay since August 1996, and has been President of Vishay since March 16, 1998. Dr. Paul was President of Vishay Electronic Components, Europe from January 1994 to August 1996. Dr. Paul has been Managing Director of Draloric Electronic GmbH, an affiliate of Vishay, since January 1991. Dr. Paul has been employed by Draloric since February 1978.
Marc Zandman Vice-Chairman of the Board, President—Vishay Israel Ltd. and Director
Mr. Zandman was appointed Vice-Chairman of the Board as of March 1, 2003. He has been a Director of Vishay since May 2001, and President of Vishay Israel Ltd. since April 1998. Mr. Zandman was Group Vice President of the Measurements Group from August 2002 until December 31, 2004. Mr. Zandman has served in various other capacities with Vishay since August 1984.
Richard N. Grubb Executive Vice President, Treasurer and Chief Financial Officer
Mr. Grubb has been Vice President, Treasurer and Chief Financial Officer of Vishay since May 1994, and has been an Executive Vice President of Vishay since August 1996. Mr. Grubb has been associated with Vishay in various capacities since 1972, and was a Director from 1994 through 2003.

Ziv Shoshani Assistant Chief Operating Officer, Executive Vice President, Resistor and Inductor Group and Vishay Measurements Group, and Director
Mr. Shoshani has been Executive Vice President of the Resistor and Inductor Group since 2002, and Executive Vice President of Vishay's Measurements Group since January 1, 2005. In March 2005, Mr. Shoshani was also appointed to the position of Assistant Chief Operating Officer, effective April 1, 2005. He was Executive Vice President of the Capacitors Group in 2001 and 2002 and was Executive Vice President, Specialty Products Division in 2000 and 2001, including responsibility for oversight of Vishay's Measurements Group Division. Prior to that, Mr. Shoshani served in various capacities including Senior Vice President Precision Resistors and Worldwide Foil Resistors Manager. Mr. Shoshani has been employed by the Company since 1995.
Philippe Gazeau Director
Mr. Gazeau has been a private investor for the past five years and a Director of Vishay since 2003. Prior to that Mr. Gazeau held various positions at Vishay S.A. (formerly, Sfernice S.A.), a subsidiary of Vishay engaged in the business of manufacturing passive components, including being Chairman of the Board, President, and Chief Executive Officer.
Zvi Grinfas Director
Mr. Grinfas has been a technology consultant to Israeli companies since 1988. Prior to that, Mr. Grinfas served in a variety of managerial and executive capacities including Chairman and Chief Executive Officer of small to medium size semiconductor companies in the United States and the United Kingdom. Mr. Grinfas has been a Director of Vishay since 2003. Mr. Grinfas's business address is c/o Andante Medical Systems, Omer Industrial Park, Building 8B, Omer 84965 Israel.
Eliyahu Hurvitz Director
Mr. Hurvitz is Chairman of the Board of Teva Pharmaceuticals Industries Ltd. and was President and Chief Executive Officer for more than five years prior to stepping down from these positions in April 2002. He has been a Director of Vishay since 1994. Mr. Hurvitz's business address is c/o TEVA Pharmaceutical Industries, Ltd., 5 Basel Street, Box 3190, Petah Tiqua 49131 Israel.
Abraham Ludomirski Director
Dr. Ludomirski is the founder and managing director of Vitalife fund, a dedicated life-sciences fund specifically focused on medical devices with which he has been associated for the past five years. He is also the Chairman of the Board of Sightline Technologies Ltd., an Israeli high technology company specializing in miniature electronics and optical and video systems. Dr. Ludomirski has been a Director of Vishay since 2003. Dr. Ludomirski's business address is c/o SCP Private Equity Partners, 1200 Liberty Ridge Drive, Suite 300, Wayne, PA 19087.
Mark I. Solomon Director
Mr. Solomon has been the chairman of CMS Companies for more than the past five years. He has been a Director of Vishay since 1993. Mr. Solomon's business address is c/o CMS Companies, 1926 Arch Street, Philadelphia, PA 19103-1484.

Thomas C. Wertheimer Director
Mr. Wertheimer is an independent financial and accounting consultant and has been a Director of Vishay since 2004. Prior to his retirement in 2000, he was a senior audit partner with the accounting firm of PricewaterhouseCoopers LLP and its predecessor Coopers & Lybrand LLP. In this capacity, Mr. Wertheimer was responsible for the audits of major U.S. and international public companies and was also a technical consulting partner in the firm's national office. Mr. Wertheimer is currently consulting with the Public Company Accounting Oversight Board (PCAOB).
Ruta Zandman Director	Mrs. Zandman has been employed by Vishay as a Public Relations Associate in the Investor Relations Department since 1993. She was elected a Director in May 2001.

ANNEX B
Certain Information Concerning the
Directors and Executive Officers of Vishay TEMIC Semiconductor Acquisition Holdings Corp.

        The following table sets forth the name, current business address, present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of Vishay TEMIC. Unless otherwise indicated, positions held shown in the following table are positions with Vishay TEMIC. Except as set forth below, each such person is a citizen of the United States of America. None of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. The current business address for each person listed below is c/o Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2143.

Name and Position Held	Present Principal Occupation or Employment and Five-Year Employment History
Felix Zandman President and Director	*
Richard N. Grubb Vice President, Treasurer and Director	*
William M. Clancy Secretary
Mr. Clancy has been Corporate Controller of Vishay since 1993. He became a Vice President of Vishay in 2001 and a Senior Vice President of Vishay in 2005. Mr. Clancy has been Assistant Corporate Secretary of Vishay since 2002. Since the resignation of Siliconix's chief financial officer on June 16, 2000, Mr. Clancy has been the principal accounting officer of Siliconix. He has been employed by Vishay since 1988.

*
See Annex A.

B-1

ANNEX C
SECTION 262 OF GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only to be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the next day preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

The Exchange Agent for the offer is:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

By Mail:	By Overnight Delivery:	By Hand Delivery:
Please use enclosed envelope. If you wish to tender by registered mail, please mail to:
Reorganization Department	Reorganization Department	Reorganization Department
59 Maiden Lane New York, NY 10038	59 Maiden Lane New York, NY 10038	59 Maiden Lane New York, NY 10038

Facsimile Transmission (for eligible institutions only):
(718) 234-5001
 Confirm Receipt of Facsimile by Telephone Only:
(718) 921-8137

        Questions and requests for assistance may be directed to the information agent at the address and telephone numbers listed below. Additional copies of this prospectus, the letter of transmittal and other tender offer materials may be obtained from the information agent as set forth below, and will be furnished promptly at our expense. Facsimile copies of the letter of transmittal, properly completed and duly executed, will be accepted. The letter of transmittal, certificates for shares and any other required documents should be sent or delivered by each stockholder of Siliconix or the stockholder's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at one of its addresses set forth above. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Vishay's certificate of incorporation provides that every person who is or was a director, officer, employee or agent of the corporation shall be indemnified by the corporation against all judgments, payments in settlement, fines, penalties, and other reasonable costs and expenses resulting from any action, proceeding, investigation or claim which is brought or threatened by or in the right of Vishay or by anyone else by reason of such person being or having been a director, officer, employee or agent of Vishay or any act or omission of such person in such capacity. Such indemnification shall be available either if such person is wholly successful in defending such action or if, in the judgment of a court or the board of directors or in the opinion of independent legal counsel, such person acted in good faith in what he reasonably believed to be in the best interests of the corporation and was not adjudged liable to the corporation, and, in any criminal action, had no reasonable cause to believe that his action was unlawful. In the case of a derivative action, such indemnification shall not be made other than in respect of a court approved settlement or if, in the opinion of independent counsel, the person satisfied the standard of conduct specified in the prior sentence, the action was without substantial merit, the settlement was in the best interest of Vishay and the payment is permissible under applicable law. Directors may authorize the advancement of reasonable costs and expenses in connection with any such action to the extent permitted under Delaware law.

        Vishay's certificate of incorporation further provides that no director shall have any personal liability to Vishay or to its stockholders for any monetary damages for breach of fiduciary duty, to the extent permitted under the Delaware General Corporation Law.

        Vishay maintains $100 million of insurance to reimburse the directors and officers of Vishay and its subsidiaries, for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Vishay or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by Vishay pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 21.    Exhibits

        The following documents are exhibits to the Registration Statement:

Exhibit Number	Description of Document
3.1
Composite Amended and Restated Certificate of Incorporation of Vishay Intertechnology, Inc. dated August 3, 1995; Certificate of Amendment of Composite Amended and Restated Certificate of Incorporation dated May 22, 1997; Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated November 2, 2001; and Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated July 29, 2003 (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to our registration statement on Form S-3, File No. 333-102507, filed on October 3, 2003).
3.2	Amended and Restated Bylaws of Vishay Intertechnology, Inc. (incorporated by reference to Exhibit 3.2 to our current report on Form 8-K filed on August 8, 2003).
3.3
Restated Certificate of Incorporation of Siliconix incorporated (incorporated by reference to Exhibit 3.1 to Siliconix incorporated's annual report on Form 10-K for the fiscal year ended December 31, 1990, filed on April 15, 1991); Certificate of Amendment of Restated Certificate of Incorporation of Siliconix incorporated (incorporated by reference to Exhibit 3.2 to Siliconix incorporated's annual report on Form l0-K for the fiscal year ended December 31, 1999, filed on March 30, 2000).
3.4	Bylaws of Siliconix incorporated (incorporated by reference to Exhibit 3.3 of Siliconix incorporated's current report on Form 8-K filed on June 1, 2001).
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP regarding the validity of the Vishay common stock registered hereunder.
8.1	Tax Opinion of Kramer Levin Naftalis & Frankel LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Vishay.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Siliconix.
23.3	Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibits 5.1 and 8.1).
24.1	Power of Attorney (contained on the signature page hereto).
99.1	Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter from Vishay TEMIC to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to Clients.
99.5	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.6	Request from Vishay TEMIC for stockholder list of Siliconix incorporated.

Exhibits 99.7.1—99.7.16 are complaints and decisions relating to the 2001 tender offer of Vishay Intertechnology, Inc. and Vishay TEMIC Semiconductor Acquisition Holdings Corp. for Siliconix incorporated shares.

99.7.1
Complaint titled Robert C. Dickenson v. Vishay Intertechnology, Inc., Vishay TEMIC Semiconductor Acquisition Holdings Corp., Siliconix incorporated, King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg and Glyndwr Smith, filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.8 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.2
Complaint titled Moshe Miller v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Siliconix incorporated and Vishay Intertechnology, Inc., filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.9 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.3
Complaint titled Mathew Delaney v. Vishay Intertechnology, Inc., Vishay TEMIC Semiconductor Acquisition Holdings Corp., Siliconix incorporated, King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg and Glyndwr Smith, filed on February 23, 2001, in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.10 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.4
Complaint titled Steven Goldstein v. Siliconix incorporated, Vishay Intertechnology, Inc., Michael A. Rosenberg, Mark B. Segall, King Owyang Ph.D., Everett Arndt, Lori Lipcaman and Glyndwr Smith, filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.11 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.5
Complaint titled Goldplate Investment Partners v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Siliconix incorporated and Vishay Intertechnology, Inc., filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.12 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.6
Complaint titled Barry Feldman v. Michael Rosenberg, Mark B. Segall, King Owyang, Everett Arndt, Lori Lipcaman, Glyndwr Smith, Vishay Intertechnology, Inc. and Siliconix incorporated, filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.13 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.7
Complaint titled Robert Mullin v. Vishay Intertechnology, Inc., Vishay TEMIC Semiconductor Acquisition Holdings Corp., Siliconix incorporated, King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg and Glyndwr Smith, filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.14 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.8
Complaint titled Mohammed Yassin v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Siliconix incorporated and Vishay Intertechnology, Inc., filed on February 26, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.15 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.9
Complaint titled Griffin Portfolio Management Corp. v. Siliconix incorporated, Vishay Intertechnology, Inc., Michael Rosenberg, Mark B. Segall, King Owyang Ph.D., Everett Arndt, Lori Lipcaman and Glyndwr Smith, filed on February 27, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.16 to our registration statement on Form S-4 filed on May 25, 2001).

99.7.10
Complaint titled Jonathan Rex v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Vishay Intertechnology, Inc. Felix Zandman, Avi Eden, Gerald Paul, Richard N. Grubb, Robert A. Freece, Eliyahu Hurvitz, Edward B. Shils, Luella B. Slaner, Mark I. Solomon, Jean-Claude-Tine and Does 1 through 100, Inclusive, filed on February 23, 2001 in the State Court of the State of California, County of Santa Clara (incorporated by reference to Exhibit 99.17 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.11
Complaint titled Crandon Capital Partners v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Siliconix incorporated and Vishay Intertechnology, Inc. and Does 1 through 100, Inclusive, filed on February 27, 2001 in the State Court of the State of California, County of Santa Clara (incorporated by reference to Exhibit 99.18 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.12
Verified Amended Complaint titled In Re Siliconix incorporated Shareholders Litigation, filed on May 31, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.21 to our registration statement on Amendment No. 2 to Form S-4 filed on June 6, 2001).
99.7.13
Complaint titled Raymond L. Fitzgerald v. Vishay Intertechnology, Inc., Everett Arndt, Lori Lipcaman, King Owyang, Michael Rosenberg, Mark Segall, Glyndwr Smith and Siliconix incorporated, filed on March 8, 2001 in the Chanery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.19 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.14
Memorandum Opinion in Re Siliconix incorporated Shareholders Litigation ordered on June 19, 2001 by the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.22 to our registration statement on Amendment No. 3 to Form S-4 filed on June 21, 2001).
99.7.15	Stipulation and Order of Dismissal filed on December 18, 2002 in the Court of Chancery of the State of Delaware.
99.7.16	Order Dismissing Action Without Prejudice filed on January 16, 2003 in the Superior Court of the State of California, County of Santa Clara.
99.8
Complaint titled Rebecca Proctor, Rex Brooks, John Donovan, Robert Needles et al, v. Vishay Intertechnology, Inc., Vishat TEMIC Semiconductor Acquisition Holdings Corporation, Siliconix, Inc., Ernst & Young, Felix D. Zandman, and Doe 1 through Doe 20, inclusive, filed on January 10, 2005 in the Superior Court of the State of California, County of Santa Clara.
Exhibits 99.9.1—99.9.6 are complaints relating to the 2005 tender offer of Vishay Intertechnology, Inc. and Vishay TEMIC Semiconductor Acquisition Holdings Corp. for Siliconix incorporated shares.
99.9.1
Complaint titled Paulena Partners, LLC, v. Siliconix Inc., King Owyang, Hanspeter Eberhardt, Glyndwr Smith, Timothy V. Talbert, Thomas C. Werthelmer, and Vishay Intertechnology, Inc., filed on March 4, 2005 in the Court of Chancery of the State of Delaware.
99.9.2
Complaint titled Nathan Withington III, IRA, v. Siliconix Incorporated, Vishay Intertechnology, Inc., Hanspeter Eberhardt, King Owyang, Glyndwr Smith, Timothy V. Talbert, and Thomas C. Wertheimer, filed on March 4, 2005 in the Court of Chancery of the State of Delaware.

99.9.3
Complaint titled Olga Fried v. King Owyang, Hanspeter Eberhardt, Thomas C. Wertheimer, Glyndwr Smith, Timothy V. Talbert, Vishay Intertechnologies, Inc. and Siliconix, Inc., filed on March 4, 2005 in the Court of Chancery of the State of Delaware.
99.9.4
Complaint titled J. Douglas Zaletel, v. King Owyang, Hanspeter Eberhardt, Glyndwr Smith, Timothy V. Talbert, Thomas C. Wertheimer, Siliconix, Inc., and Vishay Intertechnology, Inc., filed on March 4, 2005 in the Court of Chancery of the State of Delaware.
99.9.5
Complaint tiled Steven Goldstein v. Siliconix Incorporated, King Owyang, Timothy V. Talbert, Hanspeter Eberhardt, Thomas C. Wertheimer, Glyndwr Smith, and Vishay Intertechnology, Inc., filed on March 4, 2005 in the Court of Chancery of the State of Delaware.
99.9.6
Complaint titled Moe Yassin v. Siliconix, Inc., Timothy V. Talbert, Thomas C. Wertheimer, Hanspeter Eberhardt, Dr. King Owyang, and Glyndwr Smith, and Vishay Intertechnology, Inc., filed on March 4, 2005 in the Superior Court of the State of California, County of Santa Clara.
99.9	Press release of Vishay announcing its intention to commence the offer, dated March 3, 2005 (incorporated by reference to Exhibit 99.1 to our current report on Form 8-K filed on March 4, 2005).
99.10	Press release of Vishay announcing commencement of the offer, dated April 12, 2005.

ITEM 22.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, State of Pennsylvania, on the 12th day of April, 2005.

VISHAY INTERTECHNOLOGY, INC.
By:	/s/ DR. GERALD PAUL Dr. Gerald Paul President, Chief Executive Officer, and Chief Operating Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints GERALD PAUL and RICHARD N. GRUBB, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ DR. GERALD PAUL Dr. Gerald Paul	President, Chief Executive Officer, Chief Operating Officer, and Director	April 12, 2005
Principal Financial and Accounting Officer:
/s/ RICHARD N. GRUBB Richard N. Grubb	Executive Vice President, Treasurer, and Chief Financial Officer	April 12, 2005
Board of Directors:
/s/ DR. FELIX ZANDMAN Dr. Felix Zandman	Chairman of the Board of Directors	April 12, 2005

/s/ MARC ZANDMAN Marc Zandman	Vice-Chairman of the Board of Directors	April 12, 2005
/s/ PHILIPPE GAZEAU Philippe Gazeau	Director	April 12, 2005
/s/ ZVI GRINFAS Zvi Grinfas	Director	April 12, 2005
/s/ ELI HURVITZ Eli Hurvitz	Director	April 12, 2005
/s/ ABRAHAM LUDOMIRSKI Abraham Ludomirski	Director	April 12, 2005
/s/ ZIV SHOSHANI Ziv Shoshani	Director	April 12, 2005
/s/ MARK I. SOLOMON Mark I. Solomon	Director	April 12, 2005
Thomas C. Wertheimer	Director
/s/ RUTA ZANDMAN Ruta Zandman	Director	April 12, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Document
3.1
Composite Amended and Restated Certificate of Incorporation of Vishay Intertechnology, Inc. dated August 3, 1995; Certificate of Amendment of Composite Amended and Restated Certificate of Incorporation dated May 22, 1997; Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated November 2, 2001; and Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated July 29, 2003 (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to our registration statement on Form S-3, File No. 333-102507, filed on October 3, 2003).
3.2	Amended and Restated Bylaws of Vishay Intertechnology, Inc. (incorporated by reference to Exhibit 3.2 to our current report on Form 8-K filed on August 8, 2003).
3.3
Restated Certificate of Incorporation of Siliconix incorporated (incorporated by reference to Exhibit 3.1 to Siliconix incorporated's annual report on Form 10-K for the fiscal year ended December 31, 1990, filed on April 15, 1991); Certificate of Amendment of Restated Certificate of Incorporation of Siliconix incorporated (incorporated by reference to Exhibit 3.2 to Siliconix incorporated's annual report on Form l0-K for the fiscal year ended December 31, 1999, filed on March 30, 2000).
3.4	Bylaws of Siliconix incorporated (incorporated by reference to Exhibit 3.3 of Siliconix incorporated's current report on Form 8-K filed on June 1, 2001).
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP regarding the validity of the Vishay common stock registered hereunder.
8.1	Tax Opinion of Kramer Levin Naftalis & Frankel LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Vishay.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Siliconix.
23.3	Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibits 5.1 and 8.1).
24.1	Power of Attorney (contained on the signature page hereto).
99.1	Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter from Vishay TEMIC to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to Clients.
99.5	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.6	Request from Vishay TEMIC for stockholder list of Siliconix incorporated.

Exhibits 99.7.1—99.7.16 are complaints and decisions relating to the 2001 tender offer of Vishay Intertechnology, Inc. and Vishay TEMIC Semiconductor Acquisition Holdings Corp. for Siliconix incorporated shares.
99.7.1
Complaint titled Robert C. Dickenson v. Vishay Intertechnology, Inc., Vishay TEMIC Semiconductor Acquisition Holdings Corp., Siliconix incorporated, King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg and Glyndwr Smith, filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.8 to our registration statement on Form S-4 filed on May 25, 2001).

99.7.2
Complaint titled Moshe Miller v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Siliconix incorporated and Vishay Intertechnology, Inc., filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.9 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.3
Complaint titled Mathew Delaney v. Vishay Intertechnology, Inc., Vishay TEMIC Semiconductor Acquisition Holdings Corp., Siliconix incorporated, King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg and Glyndwr Smith, filed on February 23, 2001, in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.10 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.4
Complaint titled Steven Goldstein v. Siliconix incorporated, Vishay Intertechnology, Inc., Michael A. Rosenberg, Mark B. Segall, King Owyang Ph.D., Everett Arndt, Lori Lipcaman and Glyndwr Smith, filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.11 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.5
Complaint titled Goldplate Investment Partners v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Siliconix incorporated and Vishay Intertechnology, Inc., filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.12 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.6
Complaint titled Barry Feldman v. Michael Rosenberg, Mark B. Segall, King Owyang, Everett Arndt, Lori Lipcaman, Glyndwr Smith, Vishay Intertechnology, Inc. and Siliconix incorporated, filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.13 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.7
Complaint titled Robert Mullin v. Vishay Intertechnology, Inc., Vishay TEMIC Semiconductor Acquisition Holdings Corp., Siliconix incorporated, King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg and Glyndwr Smith, filed on February 23, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.14 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.8
Complaint titled Mohammed Yassin v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Siliconix incorporated and Vishay Intertechnology, Inc., filed on February 26, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.15 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.9
Complaint titled Griffin Portfolio Management Corp. v. Siliconix incorporated, Vishay Intertechnology, Inc., Michael Rosenberg, Mark B. Segall, King Owyang Ph.D., Everett Arndt, Lori Lipcaman and Glyndwr Smith, filed on February 27, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.16 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.10
Complaint titled Jonathan Rex v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Vishay Intertechnology, Inc. Felix Zandman, Avi Eden, Gerald Paul, Richard N. Grubb, Robert A. Freece, Eliyahu Hurvitz, Edward B. Shils, Luella B. Slaner, Mark I. Solomon, Jean-Claude-Tine and Does 1 through 100, Inclusive, filed on February 23, 2001 in the State Court of the State of California, County of Santa Clara (incorporated by reference to Exhibit 99.17 to our registration statement on Form S-4 filed on May 25, 2001).

99.7.11
Complaint titled Crandon Capital Partners v. King Owyang, Everett Arndt, Lori Lipcaman, Michael Rosenberg, Mark Segall, Glyndwr Smith, Siliconix incorporated and Vishay Intertechnology, Inc. and Does 1 through 100, Inclusive, filed on February 27, 2001 in the State Court of the State of California, County of Santa Clara (incorporated by reference to Exhibit 99.18 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.12
Verified Amended Complaint titled In Re Siliconix incorporated Shareholders Litigation, filed on May 31, 2001 in the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.21 to our registration statement on Amendment No. 2 to Form S-4 filed on June 6, 2001).
99.7.13
Complaint titled Raymond L. Fitzgerald v. Vishay Intertechnology, Inc., Everett Arndt, Lori Lipcaman, King Owyang, Michael Rosenberg, Mark Segall, Glyndwr Smith and Siliconix incorporated, filed on March 8, 2001 in the Chanery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.19 to our registration statement on Form S-4 filed on May 25, 2001).
99.7.14
Memorandum Opinion in Re Siliconix incorporated Shareholders Litigation ordered on June 19, 2001 by the Chancery Court of the State of Delaware, County of New Castle (incorporated by reference to Exhibit 99.22 to our registration statement on Amendment No. 3 to Form S-4 filed on June 21, 2001).
99.7.15	Stipulation and Order of Dismissal filed on December 18, 2002 in the Court of Chancery of the State of Delaware.
99.7.16	Order Dismissing Action Without Prejudice filed on January 16, 2003 in the Superior Court of the State of California, County of Santa Clara.
99.8
Complaint titled Rebecca Proctor, Rex Brooks, John Donovan, Robert Needles et al, v. Vishay Intertechnology, Inc., Vishat TEMIC Semiconductor Acquisition Holdings Corporation, Siliconix, Inc., Ernst & Young, Felix D. Zandman, and Doe 1 through Doe 20, inclusive, filed on January 10, 2005 in the Superior Court of the State of California, County of Santa Clara.
Exhibits 99.9.1—99.9.6 are complaints relating to the 2005 tender offer of Vishay Intertechnology, Inc. and Vishay TEMIC Semiconductor Acquisition Holdings Corp. for Siliconix incorporated shares.
99.9.1
Complaint titled Paulena Partners, LLC, v. Siliconix Inc., King Owyang, Hanspeter Eberhardt, Glyndwr Smith, Timothy V. Talbert, Thomas C. Werthelmer, and Vishay Intertechnology, Inc., filed on March 4, 2005 in the Court of Chancery of the State of Delaware.
99.9.2
Complaint titled Nathan Withington III, IRA, v. Siliconix Incorporated, Vishay Intertechnology, Inc., Hanspeter Eberhardt, King Owyang, Glyndwr Smith, Timothy V. Talbert, and Thomas C. Wertheimer, filed on March 4, 2005 in the Court of Chancery of the State of Delaware.
99.9.3
Complaint titled Olga Fried v. King Owyang, Hanspeter Eberhardt, Thomas C. Wertheimer, Glyndwr Smith, Timothy V. Talbert, Vishay Intertechnologies, Inc. and Siliconix, Inc., filed on March 4, 2005 in the Court of Chancery of the State of Delaware.
99.9.4
Complaint titled J. Douglas Zaletel, v. King Owyang, Hanspeter Eberhardt, Glyndwr Smith, Timothy V. Talbert, Thomas C. Wertheimer, Siliconix, Inc., and Vishay Intertechnology, Inc., filed on March 4, 2005 in the Court of Chancery of the State of Delaware.
99.9.5
Complaint tiled Steven Goldstein v. Siliconix Incorporated, King Owyang, Timothy V. Talbert, Hanspeter Eberhardt, Thomas C. Wertheimer, Glyndwr Smith, and Vishay Intertechnology, Inc., filed on March 4, 2005 in the Court of Chancery of the State of Delaware.

99.9.6
Complaint titled Moe Yassin v. Siliconix, Inc., Timothy V. Talbert, Thomas C. Wertheimer, Hanspeter Eberhardt, Dr. King Owyang, and Glyndwr Smith, and Vishay Intertechnology, Inc., filed on March 4, 2005 in the Superior Court of the State of California, County of Santa Clara.
99.9	Press release of Vishay announcing its intention to commence the offer, dated March 3, 2005 (incorporated by reference to Exhibit 99.1 to our current report on Form 8-K filed on March 4, 2005).
99.10	Press release of Vishay announcing commencement of the offer, dated April 12, 2005.

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE OFFER
SUMMARY
Introduction
Information About Vishay and Siliconix
The Offer (Page 36)
Certain Litigation (Page 30)
Siliconix Special Committee
Position of the Board of Directors of Siliconix (Page 32)
Risk Factors (Page 9)
Other Factors to Consider Before Tendering Your Shares (Page 33)
RISK FACTORS
FORWARD-LOOKING INFORMATION
SELECTED FINANCIAL DATA OF VISHAY AND SILICONIX
SELECTED HISTORICAL FINANCIAL DATA OF VISHAY
SELECTED HISTORICAL FINANCIAL DATA OF SILICONIX(1)
COMPARATIVE PER SHARE INFORMATION
COMPARATIVE MARKET VALUE
COMPARATIVE PER SHARE PRICES
BACKGROUND OF THE OFFER
POSITION OF THE BOARD OF DIRECTORS OF SILICONIX
REASONS OF VISHAY FOR THE OFFER
OTHER FACTORS TO CONSIDER BEFORE TENDERING YOUR SHARES
FINANCIAL FORECASTS AND BUDGET INFORMATION
THE OFFER
INTERESTS OF CERTAIN PERSONS
COMPARISON OF RIGHTS OF HOLDERS OF SILICONIX COMMON STOCK AND HOLDERS OF VISHAY COMMON STOCK
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
MISCELLANEOUS
ANNEX A Certain Information Concerning The Directors and Executive Officers of Vishay
ANNEX B Certain Information Concerning the Directors and Executive Officers of Vishay TEMIC Semiconductor Acquisition Holdings Corp.
ANNEX C SECTION 262 OF GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  ITEM 21. Exhibits
  ITEM 22. Undertakings
SIGNATURES
INDEX TO EXHIBITS